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                                  EXHIBIT 10.1


                         RECEIVABLES PURCHASE AGREEMENT


                                      among


                              ATRIUM FUNDING CORP.,

                                   as Seller,


                             ATRIUM COMPANIES, INC.,

                                  as Servicer,


                          FAIRWAY FINANCE CORPORATION,

                                  as Purchaser,


                                       and


                            BMO NESBITT BURNS CORP.,

                                    as Agent



                            Dated as of July 31, 2001

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                                TABLE OF CONTENTS

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                                                                                  PAGE
                                                                                  ----
                  ARTICLE I.AMOUNTS AND TERMS OF THE PURCHASES

         Section 1.1.  Purchase Facility.............................................1
         Section 1.2.  Making Purchases..............................................2
         Section 1.3.  Participation Computation.....................................3
         Section 1.4.  Settlement Procedures.........................................3
         Section 1.5.  Fees..........................................................7
         Section 1.6.  Payments and Computations, Etc................................7
         Section 1.7.  Increased Costs...............................................7
         Section 1.8.  Requirements of Law...........................................8
         Section 1.9.  Inability to Determine Eurodollar Rate........................9

         ARTICLE II.REPRESENTATIONS AND WARRANTIES; COVENANTS;TERMINATION
                                     EVENTS

         Section 2.1.  Representations and Warranties; Covenants....................10
         Section 2.2.  Termination Events...........................................10

                           ARTICLE III.INDEMNIFICATION

         Section 3.1.  (a) Indemnities by the Seller................................10

                    ARTICLE IV.ADMINISTRATION AND COLLECTIONS

         Section 4.1.  Appointment of Servicer......................................13
         Section 4.2.  Duties of Servicer...........................................14
         Section 4.3.  Establishment and Use of Certain Accounts....................14
         Section 4.4.  Enforcement Rights...........................................16
         Section 4.5.  Responsibilities of the Seller...............................16
         Section 4.6.  Servicing Fee................................................17

                             ARTICLE V.MISCELLANEOUS

         Section 5.1.  Amendments, Etc..............................................17
         Section 5.2.  Notices, Etc.; Extension of Stated Termination Date..........17
         Section 5.3.  Assignability................................................18
         Section 5.4.  Costs, Expenses and Taxes....................................19

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
         Section 5.5.  No Proceedings; Limitation on Payments.......................19
         Section 5.6.  Confidentiality..............................................20
         Section 5.7.  GOVERNING LAW AND JURISDICTION...............................20
         Section 5.8.  Execution in Counterparts....................................21
         Section 5.9.  Survival of Termination......................................21
         Section 5.10.  WAIVER OF JURY TRIAL........................................21
         Section 5.11.  Entire Agreement............................................21
         Section 5.12.  Headings....................................................21
         Section 5.13.  Purchaser's Liabilities.....................................21

                                      -ii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
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                                      -iii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                                                                  PAGE
                                                                                  ----
EXHIBITS
Exhibit I      Definitions.........................................................I-1
Exhibit II     Conditions of Purchases............................................II-1
Exhibit III    Representations and Warranties....................................III-1
Exhibit IV     Covenants..........................................................IV-1
Exhibit V      Termination Events..................................................V-1
Exhibit VI     Special Obligors...................................................VI-1
Exhibit VII    Supplemental Uniform Commercial Code
               Representations, Warranties and Covenants.........................VII-1

SCHEDULES

Schedule I     Credit and Collection Policy........................................I-1
Schedule II    Lock-Box Bank and Lock-Box Account.................................II-1
Schedule III   Trade Names.......................................................III-1

Annex A        Form of Lockbox Agreement
Annex B        Form of Notice of Purchase
Annex C        Form of Servicer Report

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                                      -iv-
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                         RECEIVABLES PURCHASE AGREEMENT


       This RECEIVABLES PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of July 31, 2001 among ATRIUM FUNDING CORP., a Delaware corporation, as seller (the "SELLER"), ATRIUM COMPANIES, INC. ("ATRIUM"), a Delaware corporation, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER"), FAIRWAY FINANCE CORPORATION, a Delaware corporation (the "PURCHASER"), and BMO NESBITT BURNS CORP., a Delaware corporation ("NESBITT BURNS") as agent for the Purchaser (in such capacity, together with its successors and assigns in such capacity, the "AGENT").

       PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I to this Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

       The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchaser desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Purchaser and additional incremental payments made to the Seller.

       In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I.

                       AMOUNTS AND TERMS OF THE PURCHASES

       Section I.1. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase the Participation from the Seller on the Closing Date and make Payments with regard to the Participation purchased from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Purchaser make any such Payment if, after giving effect thereto, the aggregate outstanding Investment of the Participation would exceed the Purchase Limit.

       (b) The Seller may, upon at least 15 Business Days' notice to the Agent, terminate the purchase facility provided in this SECTION 1.1 in whole or, from time to time, irrevocably reduce

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in part the unused portion of the Purchase Limit; PROVIDED that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple of $100,000 in excess thereof; PROVIDED, FURTHER, that unless reduced to zero, the Purchase Limit shall never be reduced below $30,000,000.

       Section I.2. MAKING PURCHASES. (a) Each Payment (other than any Payment made out of Collections pursuant to Section 1.4(b)(ii) or (iii), as applicable) by Purchaser with regard to the Participation hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B delivered to the Agent in accordance with SECTION 5.2 (which notice must be received by the Agent prior to 11:00 a.m., Chicago time) on the second Business Day next preceding the date of such proposed Payment. Each such notice of any such proposed Payment shall specify (x) the desired amount of such Payment and (y) the desired Yield Period related thereto; PROVIDED that such amount shall not be less than $1,000,000 and integral multiples of $100,000 in excess thereof, and date of such Payment. After giving effect to any such Payment, the Participation shall not exceed 100%. The Agent shall select the duration of such initial Yield Period, and each subsequent Yield Period in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences.

       (b) On the date of each such Payment with regard to the Participation hereunder (other than any Payment made out of Collections pursuant to Section 1.4(b)(ii) or (iii), as applicable), the Purchaser shall, upon satisfaction of the applicable conditions set forth in EXHIBIT II hereto, make available to the Agent at its office at 115 South LaSalle Street, Chicago, Illinois 60603, the amount of such Payment (set forth in each notice delivered in accordance with Section 1.2(a)) in same day funds, and after the Agent's receipt of such funds, the Agent shall make such funds immediately available to the Seller at such office.

       (c) Effective on the Closing Date, the Seller hereby sells and assigns to the Purchaser the Participation, which represents an undivided percentage ownership interest in all of the Seller's right, title and interest in and to a pool of all now and hereafter existing or arising Pool Receivables (other than any Pool Receivables that arise on or after the date following the Facility Termination Date when all Investment and other obligations of the Seller hereunder are paid in full), Related Security and Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

       (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable,
(C) all Collections with respect to each such Pool Receivable, (D) the Lock Box Accounts and all amounts on deposit therein

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representing proceeds of the Pool Receivables and proceeds of the Related
Security with respect thereto, the Collection Account and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing such Lock Box Accounts and Collection Account and such amounts on deposit therein and any such amounts that are invested in Permitted Investments and any securities or other account into which such Permitted Investments, if any, may from time to time be deposited and any other amounts from time to time on deposit in any such account, and (E) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Purchaser shall have, with respect to the property described in this SECTION 1.2(d), and in addition to all the other rights and remedies available to the Purchaser, all the rights and remedies of a secured party under any applicable UCC.

       Section I.3. PARTICIPATION COMPUTATION. The Participation shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Participation shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence and during the continuation of any Termination Day, the Participation shall be deemed to be 100%. The Participation shall become zero when the Investment and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Purchaser, the Agent, and any other Indemnified Party or Affected Person are paid in full and the Servicer shall have received the accrued Servicing Fee thereon.

       Section I.4. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Participation.

       (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or Servicer, transfer such Collections from the Lock-Box Accounts and deposit such Collections into the Collection Account. With respect to all Collections on deposit in the Collection Account on such day, the Servicer shall:

              (i) set aside for the benefit of the Purchaser, out of the percentage of such Collections represented by the Participation, FIRST an amount equal to the Discount accrued through such day for each Portion of Investment and not previously set aside and SECOND, to the extent funds are available therefor, an amount equal to the Servicing Fee and the Commitment Fee accrued through such day for the Participation and not previously set aside; and

              (ii) subject to SECTION 1.4(F), if such day is not a Termination Day, remit to the Seller, on behalf of the Purchaser, the remainder of the percentage of such Collections, represented by the Participation, to the extent representing a return on the Investment;

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       such Collections shall automatically remain invested in the
       Participation; IT BEING UNDERSTOOD, that prior to so remitting to the Seller the remainder of such Collections, the Servicer shall have calculated the Participation on such day, and if such Participation shall exceed 100% on such day, such Collections shall not be remitted to the Seller but shall remain in the Collection Account for the benefit of the Purchaser in accordance with PARAGRAPH (iii) below;

              (iii) if such day is a Termination Day, maintain in the Collection Account for the Purchaser the entire remainder of the percentage of the Collections represented by the Participation; PROVIDED that so long as the Facility Termination Date has not occurred if any amounts are maintained in the Collection Account on any Termination Day and thereafter, the conditions set forth in SECTION 2 of EXHIBIT II are satisfied or are waived by the Agent, such previously set aside amounts shall, to the extent representing a return on the Investment, remain invested in accordance with the preceding PARAGRAPH (ii) on the day of such subsequent satisfaction or waiver of conditions; PROVIDED that so long as the Facility Termination Date has not occurred if any amounts are maintained in the Collection Account on any Termination Day and thereafter, the conditions set forth in SECTION 2 of EXHIBIT II are satisfied or are waived by the Agent, such previously set aside amounts shall be distributed to the Seller on the day of such subsequent satisfaction or waiver of conditions; and

              (iv) during such times as amounts are required to remain invested in accordance with the foregoing PARAGRAPH (ii) or the proviso to PARAGRAPH (iii), release to the Seller (subject to SECTION 1.4(f)) for its own account any Collections in excess of the sum of (x) such amounts,
       (y) the amounts that are required to be maintained in the Collection Account pursuant to PARAGRAPH (i) above and (z) in the event the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Pool Receivables.

       (c) The Servicer shall deposit into the Purchaser's Account (or such other account designated by the Agent), on the last day of each Yield Period relating to a Portion of Investment:

              (i) Collections held on deposit in the Collection Account for the benefit of the Purchaser pursuant to SECTION 1.4(b)(i) in respect of accrued Discount and the Program Fees and Commitment Fees with respect to such Portion of Investment;

              (ii) Collections held on deposit in the Collection Account for the benefit of the Purchaser pursuant to SECTION 1.4(f) with respect to such Portion of Investment; and

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              (iii) the lesser of (x) the amount of Collections then held on deposit in the Collection Account for the benefit of the Purchaser pursuant to SECTION 1.4(b)(iii) and (y) such Portion of Investment.

The Servicer shall deposit to its own account from Collections held on deposit in the Collection Account pursuant to SECTION 1.4(b)(i) in respect of the accrued Servicing Fee, an amount equal to such accrued Servicing Fee.

       (d) Upon receipt of funds deposited into the Purchaser's Account pursuant to SECTION 1.4(c) with respect to any Portion of Investment, the Agent shall cause such funds to be distributed as follows:

              (i) if such distribution occurs on a day that is not a Termination Day, FIRST to the Purchaser in payment in full of all accrued Discount with respect to such Portion of Investment, SECOND, to the Purchaser in payment of accrued and unpaid Program Fees and Commitment Fees, and THIRD, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to SECTION 1.4(b)(i), to the Servicer (payable in arrears on the last day of each calendar month) in payment in full of accrued Servicing Fees so set aside with respect to such Portion of Investment; and

              (ii) if such distribution occurs on a Termination Day, FIRST to the Purchaser in payment in full of all accrued Discount with respect to such Portion of Investment, SECOND to the Purchaser in payment of accrued and unpaid Program Fees and Commitment Fees, THIRD, to the Purchaser in payment in full of such Portion of Investment, FOURTH, if Seller or any of its Affiliates is not the Servicer, to the Servicer in payment in full of all accrued Servicing Fees with respect to such Portion of Investment, and FIFTH, if the Investment and accrued Discount with respect to each Portion of Investment have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than the Seller) have been paid in full, to the Purchaser, the Agent and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and then to the Servicer (if the Servicer is the Seller) in payment in full of all accrued Servicing Fees.

After the Investment, Program Fees, Discount and Servicing Fees with respect to the Participation, and any other amounts payable by the Seller to the Purchaser, the Agent or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Participation shall be paid to the Seller for its own account.

       (e) For the purposes of this SECTION 1.4:

              (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed

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       goods or services, or any discount, rebate or other adjustment made by the Seller, any Originator or Servicer, or any setoff or dispute between the Seller, any Originator or the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

              (ii) if on any day any of the representations or warranties in PARAGRAPHS (f) or (l) of Section 1 of EXHIBIT III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

              (iii) except as provided in PARAGRAPH (i) or (ii) of this SECTION 1.4(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

              (iv) if and to the extent the Agent or the Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

       (f) If at any time the Seller shall wish to cause the reduction of the entire Investment or any Portion of Investment, the Seller may do so as follows:

              (i) the Seller shall give the Agent at least fifteen (or in the case of any reduction of a Portion of Investment which is not a reduction of the entire Investment, two) Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

              (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to the Investment or such Portion of Investment (including to any related Discount) not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

              (iii) the Servicer shall hold such Collections in the Collection Account for the benefit of the Purchaser, for payment to the Agent on the last day of the current Yield Period relating to the Investment or such Portion of Investment (and in the case of a reduction of the entire Investment, the Servicer shall hold in the Collection Account for payment on such date an amount equal to all other obligations of the Seller or Servicer to

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       the Purchaser, the Agent and each other Indemnified Party or Affected
       Person hereunder), and the Investment or the applicable Portion of Investment shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid;

PROVIDED that,

              A. the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Investment of the Participation after giving effect to such reduction shall be not less than $1,000,000 unless the entire Investment shall have been reduced to zero,

              B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period, and

              C. if two or more Portions of Investment shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to SECTION 1.4(f)(i), to the Portion of Investment with the shortest remaining Yield Period.

       Section I.5. FEES. The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a letter dated July 31, 2001 between the Seller and the Agent (as the same may be amended, amended and restated, supplemented or modified, the "FEE LETTER") delivered pursuant to SECTION 1 of
EXHIBIT II, as such letter agreement may be amended, supplemented or otherwise modified from time to time.

       Section I.6. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than noon (Chicago time) on the day when due in same day funds to the Purchaser's Account. All amounts received after noon (Chicago time) will be deemed to have been received on the immediately succeeding Business Day.

       (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or Servicer when due hereunder, at an interest rate equal to 2.0% PER ANNUM above the Base Rate, payable on demand.

       (c) All computations of interest under SUBSECTION (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the basis of a year of 360 days (other than Discount calculated of the Base Rate which shall be computed on the basis of a year of 365 or 366 days, as the case may be) for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such

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payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

       Section I.7. INCREASED COSTS. (a) If the Agent, the Purchaser, any Liquidity Bank, any other Program Support Provider or any of their respective Affiliates (each an "AFFECTED PERSON") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall promptly pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error evidence of the subject matter thereof.

       (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in SECTION 1.8) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Participation in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

       Section I.8. REQUIREMENTS OF LAW. In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

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              (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Participation or in the amount of Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income or gross receipts of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

              (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

              (iii) does or shall impose on such Affected Person any other condition; and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Participation (or interests therein) or any Portion of Investment in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon demand by such Affected Person the Seller shall pay such Affected Person any additional amounts sufficient to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error.

       Section I.9. INABILITY TO DETERMINE EURODOLLAR RATE. In the event that the Agent shall have determined prior to the first day of any Yield Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Yield Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Yield Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Purchaser (as conclusively determined by the Agent) of maintaining any Portion of Investment during such Yield Period, the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Yield Period. Upon delivery of such notice (a) no Portion of Investment shall be funded thereafter at the Bank Rate determined by reference to the Eurodollar Rate, unless and until the Agent shall have given notice to the Seller that the circumstances

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giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Investment then funded at the Bank Rate determined by reference to the Eurodollar Rate, such Bank Rate shall automatically be converted to the Bank Rate determined by reference to the Base Rate at the respective last days of the then-current Yield Periods relating to such Portions of Investment.

       Section I.10. LIMITATION; MITIGATION. Each Affected Person shall notify Seller of any event that will entitle such Affected Person to compensation under
Section 1.7 and/or 1.8 as promptly as practicable, but in any event within 180 days after such Affected Person obtains actual knowledge thereof; provided, however, that (i) if any Affected Person fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Affected Person shall, with respect to compensation payable pursuant to Section 1.7 and/or 1.8 in respect of any costs resulting from such event, only be entitled to payment under Section 1.7 and/or 1.8 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such notice and (ii) each Affected Person will designate a different office for the purposes of this Agreement if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Affected Person, be disadvantageous to such Affected Person. Each Affected Person will furnish to Seller at the time of request for compensation under Section 1.7 and/or 1.8, a certificate setting forth the basis amount and reasonable detail of computation of each request by such Affected Person for compensation under
Section 1.7 and/or 1.8, which certificate shall, except for manifest error, be final, conclusive, binding for all purposes.

                                   ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

       Section II.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in EXHIBITS III, IV and VII, respectively hereto.

       Section II.2. TERMINATION EVENTS. If any of the Termination Events set forth in EXHIBIT V hereto shall occur and be continuing, the Agent may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); PROVIDED that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in SUBSECTIONS (g) of EXHIBIT V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchaser and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

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                                  ARTICLE III.

                                 INDEMNIFICATION

       Section III.1. (a) INDEMNITIES BY THE SELLER. Without limiting any other rights that the Agent or the Purchaser or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or other Transaction Documents (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Participation, or any interest therein, or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for uncollectible Receivables to be written off consistent with the Credit and Collection Policy or otherwise relating to the creditworthiness of any Obligor, or (c) any net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or is doing business (except solely as a result of the transactions contemplated by this Agreement and the other Transaction Documents) or any political subdivision thereof. Without limiting or being limited by the foregoing, but subject to the exclusions set forth in the preceding sentence, the Seller shall pay within five Business Days of demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

              (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report to be true and correct, or the failure of any other information provided to the Purchaser or the Agent with respect to Receivables or this Agreement to be true and correct;

              (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

              (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

              (iv) the failure by the Seller or any Originator to vest in the Purchaser a valid and enforceable (A) perfected undivided percentage ownership interest, to the extent of the Participation, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) first priority perfected security interest in the items described in SECTION 1.2(d), in each case, free and clear of any Adverse Claim;

              (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time in accordance with the terms hereof;

              (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy or similar insolvency proceeding of the Obligor or other financial inability to pay of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

              (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

              (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

              (ix) the commingling of Collections of Pool Receivables at any time with other funds;

              (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of the Participation or in respect of any Receivable, Related Security or Contract;

              (xi) any reduction in Investment as a result of the distribution of Collections pursuant to SECTION 1.4, in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or

              (xii) any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts or franchise tax), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which are required to be paid by reason of the purchase or ownership of the Participation, or other interests in the Receivables Pool or in any Related Security or Contract.

       (b) INDEMNITY BY THE SERVICER. Without limiting any other rights which any such person may have hereunder under applicable law, Servicer hereby agrees to indemnify each Indemnified Party, forthwith within five Business Days of demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to:

              (i) any representation or warranty made by Servicer under or in connection with any Transaction Document or any information or report delivered by or on behalf of Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made (except any such amounts to the extent representing recourse due to the insolvency or other financial inability to pay of any Obligor);

              (ii) the failure by Servicer to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related Contract;

              (iii) any failure of Servicer to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement; or

              (iv) any dispute, claim, offset or defense (other than a discharge in bankruptcy of the related Obligor) of an Obligor to the payment of any Receivable in or purporting to be in the Receivables Pool resulting solely from collection or other servicing activities of the Servicer with respect to such Receivable.

                                   ARTICLE IV.

                         ADMINISTRATION AND COLLECTIONS

       Section IV.1. APPOINTMENT OF SERVICER. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as

Servicer in accordance with this SECTION 4.1. Until the Agent gives notice to the Seller and the Servicer (in accordance with this SECTION 4.1) of the designation of a new Servicer, Atrium is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence and during the continuance of a Termination Event, the Agent may designate as Servicer any Person (including itself) to succeed the Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

       (b) Upon the designation of a successor Servicer as set forth in SECTION 4.1(a) hereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and the Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all licenses or software necessary or desirable to collect the Pool Receivables and the Related Security.

       (c) The Servicer acknowledges that, in making their decision to execute and deliver this Agreement, the Agent and the Purchaser have relied on the Servicer's agreement to act as Servicer hereunder. Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer.

       (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "SUB-SERVICER"); PROVIDED that, in each such delegation (i) such Sub-Servicer shall agree in a separate letter agreement, to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Purchaser and the Agent for the performance of the duties and obligations so delegated, (iii) the Seller, the Agent and the Purchaser shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

       Section IV.2. DUTIES OF SERVICER. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside for the accounts of the Seller and the Purchaser the amount of the Collections to which each is entitled in accordance with ARTICLE I hereto. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond thirty (30) days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that (i) such extension or adjustment shall not alter the status of such Pool

Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Purchaser or the Agent under this Agreement and (ii) if a Termination Event has occurred and is continuing and Atrium or any of its Affiliates is still serving as Servicer, the Servicer may make such extension or adjustment only upon the prior written approval of the Agent. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Agent (for the benefit of the Purchaser and individually) in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; PROVIDED, HOWEVER, that no such direction may be given unless either:
(A) a Termination Event has occurred and is continuing or (B) the Agent believes in good faith that the failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect the collectibility of the Pool Receivables.

       (b) The Servicer's obligations hereunder shall terminate on the Final Payout Date. After such termination the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

       Section IV.3. ESTABLISHMENT AND USE OF CERTAIN ACCOUNTS.

       (a) LOCK-BOX ACCOUNTS. Prior to the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements establishing the Lock-Box Accounts listed on SCHEDULE II with all of the Lock-Box Banks, and deliver original counterparts thereof to the Agent. Each of the Seller and the Servicer hereby agrees, prior to the Closing Date, to provide direction to each Lock-Box Bank to cause all Collections (except DE MINIMUS amounts, not to exceed (Five-Thousand Dollars) $5,000 at any time, with respect to each Lock-Box Account and solely to cover returned items relating to such Lock-Box Account) received in the applicable Lock-Box Accounts to be automatically (and without further action, notice to or consent of the Seller or Servicer) wire transferred to the Collection Account within one Business Day following the receipt thereof into such Lock-Box Account. The Agent (for the benefit of the Purchaser) shall have sole dominion and control over each Lock-Box Account together with the ability at any time following the occurrence and during the continuance of a Termination Event and, subject to Section 4.3(d), to exercise all rights with respect thereto, including without limitation, the exclusive right to receive all Collections deposited therein. Following the Closing Date, neither the Seller nor the Servicer shall have any ability to control or direct the application of any Collections deposited in the Lock-Box Accounts; provided that unless a Termination Event or an Unmatured Termination Event has occurred and is continuing, all such Collections shall continue to be automatically transferred to the Collection Account as described in this SECTION 4.3(a).

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

       (b) COLLECTION ACCOUNT. The Servicer agrees to establish the Collection Account on or before the date of the first purchase hereunder. The Collection Account shall be used to accept the transfer of Collections of Pool Receivables from the Lock-Box Accounts pursuant to SECTION 1.4 and for such other purposes described in the Transaction Documents.

       (c) PERMITTED INVESTMENTS. Prior to the occurrence and continuation of any Termination Event, any amounts in the Collection Account may be invested by the Collection Account Bank at Servicer's direction, in Permitted Investments, so long as (i) either (A) such Permitted Investments are credited to a "securities account" (as defined in the applicable UCC) over which the Purchaser shall have a first priority perfected security interest, (B) such Permitted Investments are purchased in the name of the Purchaser or (C) such Permitted Investments are held in another manner sufficient to establish the Purchaser's first priority perfected security interest over such Permitted Investments and
(ii) such Permitted Investments are scheduled to mature prior to the last day of the Yield Period during which such investment is made.

       (d) CONTROL OF ACCOUNTS. The Agent may at any time following the occurrence and during the continuance of a Termination Event or Unmatured Termination Event give notice to each Lock-Box Bank and the Collection Account Bank that the Agent is exercising its rights under the Lock-Box Agreements and the Collection Account Agreement to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts and/or the Collection Account, as the case may be, transferred to the Agent, to the extent provided in the related Lock-Box Agreement and/or the Collection Account Agreement, as applicable, (ii) to have the proceeds that are sent to the respective Lock-Box Accounts and/or the Collection Account, as the case may be, be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account and/or the Collection Account, as the case may be, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement and the Collection Account Agreement. The Seller hereby agrees that if the Agent at any time takes any action set forth in the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer, thereafter shall be sent immediately to the Agent. The parties hereto hereby acknowledge that if at any time the Agent takes control of any Lock-Box Account and/or the Collection Account, the Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Agent, the Purchaser or any other Person hereunder and any such funds shall be distributed by the Agent in accordance with the provisions set forth in SECTION 1.4.

       Section IV.4. ENFORCEMENT RIGHTS. (a) At any time following the occurrence and during the continuance of a Termination Event:

              (i) the Agent may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Agent or its designee;

              (ii) the Agent may instruct the Seller or the Servicer to give notice of the Purchaser's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Agent or its designee, and upon such instruction from the Agent the Seller or the Servicer, as applicable, shall give such notice at the expense of the Seller; PROVIDED, that if the Seller or the Servicer fails to so notify each Obligor, the Agent may so notify the Obligors; and

              (iii) the Agent may request the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to any new Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Agent or its designee at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

       (b) The Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, during the occurrence and continuance of a Termination Event or Unmatured Termination Event, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Agent, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this SUBSECTION (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever, except to the extent arising out of the negligence or willful misconduct of such attorney-in-fact.

       Section IV.5. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Agent or the Purchaser of its rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Agent and the Purchaser shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller under any of the foregoing.

       Section IV.6. SERVICING FEE. The Servicer shall be paid a fee, through distributions contemplated by SECTION 1.4(d), equal to 0.50% PER ANNUM of the average Outstanding Principal Balance of all Pool Receivables.


                                   ARTICLE V.

                                  MISCELLANEOUS

       Section V.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Agent, and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such material amendment shall be effective until the Rating Agencies have notified the Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Notes. No failure on the part of the Purchaser or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

       Section V.2. NOTICES, ETC.; EXTENSION OF STATED TERMINATION DATE. (a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

       (b) The Seller may advise the Agent in writing of its desire to extend the Stated Termination Date for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Stated Termination Date. The Agent shall notify the Seller in writing, within 45 days after its receipt of such request by the Seller, whether the Liquidity Banks or any of them are agreeable to such extension (it being understood that the Liquidity Banks may accept or decline such a request in their sole discretion and on such terms as they may elect) and, to the extent the Liquidity Banks are agreeable, the Seller, the Agent and the Liquidity Banks shall enter into such documents as the Liquidity Banks may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Liquidity Banks, the Purchaser and the Agent in connection therewith (including reasonable attorneys' costs) shall be paid by the Seller; it being understood, that the

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failure of the Agent to so notify the Seller as set forth above shall not be deemed to be a consent to such request for extension.

       Section V.3. ASSIGNABILITY. (a) This Agreement and the Purchaser's rights and obligations herein (including ownership of the Participation) shall be assignable, in whole or in part, by the Purchaser and its successors and assigns with the prior written consent of the Seller; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that no such consent shall be required if the assignment is made to any Affiliate of the Purchaser, any Liquidity Bank or other Program Support Provider or any Person which is (i) in the business of issuing Notes and (ii) associated with or administered by the Agent or any Affiliate of the Agent (each such Person, a "NOTE ISSUER"). Subject to SECTION 5.6, each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Purchaser or the Agent.

       Upon the assignment of such rights and obligations by the Purchaser in accordance with this SECTION 5.3, the assignee receiving such assignment shall have all of the rights of the Purchaser with respect to the Transaction Documents and the Investment (or such portion thereof as has been assigned).

       (b The Purchaser may at any time sell or grant to one or more banks or other institutions (each a "LIQUIDITY BANK") party to the Liquidity Agreement or to any other Program Support Provider, participating interests or security interests in the Participation. In the event of any such sale or grant by the Purchaser of a participating interest to a Liquidity Bank or other Program Support Provider, the Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of SECTIONS 1.7, 1.8 and 1.9. No bank or other financial institution (other than Bank of Montreal and those institutions for which the Agent shall have given you notice on or prior to the Closing Date that are existing as such on the date hereof) shall become a party to the Liquidity Agreement as a Liquidity Bank without the prior written consent of the Seller, which consent shall not be unreasonably withheld.

       (c This Agreement and the rights and obligations of the Agent hereunder shall be assignable, in whole or in part, by the Agent and its successors and assigns, with (unless such assignment is to an Affiliate of the Agent) the prior written consent of Seller which consent shall not be unreasonably withheld.

       (d Except as provided in SECTION 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Agent.

       (e Without limiting any other rights that may be available under applicable law, the rights of the Purchaser may be enforced through it or by its agents.

       Section V.4. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under SECTION 3.1 hereof, the Seller agrees to pay, within 3 Business Days of demand, all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables and the servicing thereof, and any reasonable and customary fees from time to time payable to the Rating Agencies in connection with the transactions contemplated by this Agreement) of this Agreement, the Liquidity Agreement, and the other documents and agreements to be delivered hereunder, including all reasonable costs and expenses relating to the amending, amending and restating, modifying or supplementing of this Agreement, the Liquidity Agreement and the other documents and agreements to be delivered hereunder and the waiving of any provisions thereof, and including in all cases, without limitation, Attorney Costs for the Agent, the Purchaser and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Purchaser and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all reasonable costs and expenses, if any (including Attorney Costs), of the Agent, the Purchaser and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

       (b In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

       Section V.5. NO PROCEEDINGS; LIMITATION ON PAYMENTS. (a) Each of the Seller, the Servicer, the Agent, each assignee of the Participation or any interest therein, and each Person which enters into a commitment to purchase the Participation or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Purchaser or any other Note Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Purchaser or any such Note Issuer is paid in full.

       (b Notwithstanding any provisions contained in this Agreement to the contrary, the Purchaser shall not, and shall not be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) the Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) the Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing the Purchaser's securitization program or (y) all Notes are paid in full. Any amount which the Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in ss.101 of the Bankruptcy Code) against or corporate obligation of the Purchaser for any such insufficiency unless and until the Purchaser satisfies the provisions of CLAUSES (i) and (ii) above.

       Section V.6. CONFIDENTIALITY. Unless otherwise required by applicable law (including the disclosure requirement of applicable securities laws), each of the Seller and Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent and (b) the Seller's and/or the Servicer's legal counsel and auditors if they agree to hold it confidential; PROVIDED that only the terms and conditions of this agreement may be revealed to such parties and not the details of any fees, pricing or interest rates. Unless otherwise required by applicable law, each of the Agent and the Purchaser agrees to maintain the confidentiality of non-public financial information regarding Atrium and its Subsidiaries and other information marked as confidential by the Servicer or the Seller; PROVIDED, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Atrium, (ii) legal counsel and auditors of the Purchaser or the Agent if they agree to hold it confidential, (iii) the rating agencies rating the Notes to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior consent of Atrium (such consent not to be unreasonably withheld), (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential) to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior consent of Atrium, (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over the Agent, Bank of Montreal, the Purchaser, any Program Support Provider or any Liquidity Bank.

       Section V.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE PURCHASER IN THE POOL RECEIVABLES AND THE OTHER ITEMS DESCRIBED IN SECTION 1.2(d) IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

       (b ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASER,

THE SELLER, THE SERVICER AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

       Section V.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       Section V.9. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.7, 1.8, 1.9, 3.1, 5.4, 5.5, 5.6, 5.7 and 5.10 shall survive any termination of this Agreement.

       Section V.10. WAIVER OF JURY TRIAL. THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

       Section V.11. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents embodies the entire agreement and understanding between the Purchaser, the Seller, the Servicer and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

       Section V.12. HEADINGS. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

       Section V.13. PURCHASER'S LIABILITIES. The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Purchaser; and PROVIDED, HOWEVER, that this SECTION 5.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct. The agreements provided in this
SECTION 5.13 shall survive termination of this Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                           ATRIUM FUNDING CORP.,
                                           as Seller



                                           By:
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                                 Attention:
                                                 Telephone:
                                                 Facsimile:



                                           ATRIUM COMPANIES, INC.,
                                           as Servicer



                                           By:
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                                 Attention:
                                                 Telephone:
                                                 Facsimile:


RECEIVABLES PURCHASE AGREEMENT

SIGNATURE PAGE 1

                                           BMO NESBITT BURNS CORP.,
                                           as Agent



                                           By:
                                               --------------------------------
                                                 Name:
                                                 Title:




                                           By:
                                               --------------------------------
                                                 Name:
                                                 Title:

                                                 115 S. LaSalle
                                                 Chicago, Illinois 60603
                                                 Attention: Scott Franklin
                                                 Telephone: (312) 461-2929
                                                 Facsimile: (312) 293-4908


                                           FAIRWAY FINANCE CORPORATION,
                                           as Purchaser



                                           By:
                                               --------------------------------
                                                 Name:
                                                 Title:

                                                 c/o Lord Securities Corporation
                                                 Two Wall Street
                                                 New York, New York 10005
                                                 Attention: Dwight Jenkins
                                                 Telephone: (212) 346-9007
                                                 Facsimile: (212) 346-9012


RECEIVABLES PURCHASE AGREEMENT

SIGNATURE PAGE 2

                                    EXHIBIT I

                                   DEFINITIONS


       As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

              "ACQUISITION" means, for the purposes of the Financial Covenants listed in CLAUSE (s) of EXHIBIT IV only, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

              "ADJUSTED NET INCOME" means, for the purposes of the Financial Covenants listed in CLAUSE (s) of EXHIBIT IV only, for any period, the consolidated net income (loss) for such period, of Atrium and its consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Dispositions not in the ordinary course of business and Excluded Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income or expense for such period and the tax consequences thereof including expenses in connection with transactions occurring on the Closing Date, (c) the portion of net income
(loss) of any Person (other than a Subsidiary) in which Atrium or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Atrium or (subject to clause (e) below) any Subsidiary during such period to the extent not in excess of Atrium's or such Subsidiary's proportionate interest in such Person's consolidated net income for such period, (d) the net income (loss) of any Person combined with Atrium or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted (without giving effect to any non-permanent waiver), directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders.

              "ADJUSTED TOTAL RESERVE PERCENTAGE" means the Total Reserve Percentage DIVIDED BY one minus the Total Reserve Percentage.

              "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of or granted to the Seller or the Purchaser pursuant to this Agreement and the other Transaction Documents shall not constitute an Adverse Claim and excluding (i) liens for taxes, assessments or other governmental charges which are not yet due and payable, and (ii) liens granted to any Lock-Box Bank and/or the Collection Account Bank in the Collections held by such bank in the related Lock-Box Account and/or Collection Account, as the case may be, and solely for and relating to the payment of fees and other charges to such bank and the ability of such bank to recover for returned items, in each case, to the extent described and provided for in the agreement, if any, relating to such account and/or the applicable Lock-Box Agreement and/or Collection Account Agreement.

              "AFFECTED PERSON" has the meaning set forth in SECTION 1.7.

              "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

              "AGENT" shall (i) for the purposes of this Agreement, have the meaning set forth in the preamble to the Agreement, and (ii) solely with respect to the terms in this EXHIBIT I used to define (directly or indirectly) certain terms used in the financial covenants listed in paragraph(s) of EXHIBIT IV to the Agreement, mean the agent under the Credit Agreement.
              "AMENDED AND RESTATED CREDIT DOCUMENTS" means the Credit Agreement, the "Notes" (as defined in the Credit Agreement) issued under the Credit Agreement on or after October 25, 2000, any Letter of Credit Documents executed and delivered on or after October 25, 2000 and any Security Documents executed and delivered on or after October 25, 2000.
              "AMENDED AND RESTATED TRANSACTIONS" means the Ellison Acquisition, the Mezzanine Financing, the Wing Asset Sale, the Atrium Wood Asset Sale and the borrowings under the Credit Agreement and the other transactions contemplated by the Credit Agreement that occurred on October 25, 2000.
              "APPLICABLE MARGIN" means 1.25% PER ANNUM.

              "ATRIUM" has the meaning set forth in the preamble to the Agreement.

              "ATRIUM WOOD ASSET SALE" means the disposition by Atrium (d/b/a Atrium Wood Patio Doors) of certain assets related to Atrium's wood patio door business pursuant to an asset purchase agreement dated August 30, 2000 by and between Atrium and Woodgrain Millwork, Inc., an Oregon corporation.

              "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel, to be paid as set forth in the Fee Letter.

              "BANK OF MONTREAL" means Bank of Montreal, a Canadian chartered bank.

              "BANK RATE" for any Yield Period for any Portion of Investment of the Participation means an interest rate PER ANNUM equal to (i) the Applicable Margin plus the Eurodollar Rate for such Yield Period or (ii) the Base Rate for such Yield Period, in either case as determined in the sole discretion of the Agent; PROVIDED that the "BANK RATE" for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to 2% PER ANNUM above the Base Rate in effect on such day.

              "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.Section. 101, ET SEQ.), as amended from time to time.

              "BASE RATE" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greater of (i) the rate of interest most recently announced by Bank of Montreal at its branch in Chicago, Illinois as its prime commercial rate for United States loans made in the United States and (ii) the latest Federal Funds Rate plus 0.50% PER ANNUM.

              "BUSINESS DAY" means any day on which (i) both (A) the Agent at its branch office in Chicago, Illinois is open for business and (B) commercial banks in New York City are not authorized or required to be closed for business, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

              "CAPITAL EXPENDITURES" means, for the purposes of the Financial Covenants listed in CLAUSE (s) of EXHIBIT IV only, for any period, any direct or indirect expenditures of Atrium and the Subsidiaries which should be capitalized on the consolidated balance sheet of Atrium and the Subsidiaries in accordance with GAAP in respect of the purchase or other acquisition of fixed or capital assets (including, without limitation, securities), excluding (i) normal replacement and maintenance programs properly charged to current operations,
(ii) any expenditure made with the Net Available Proceeds of any Disposition to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with SECTION 2.10(a)(iv) of the Credit Agreement, (iii) any expenditure made with the proceeds of any Excluded Disposition, (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with SECTION 2.10(a)(i) of the Credit Agreement and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (x) of SECTION 2.10(a)(i) of the Credit

Agreement within the period specified therein, (v) expenditures to effect Permitted Acquisitions, (vi) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business, (vii) the payment of the purchase price of the Greenville Acquisition and the Greenville Expenditure,
(viii) the payment of the purchase price of the Mt. Pleasant Acquisition/Wing II Acquisition, (ix) any deposits required to be made in connection with the purchase or other acquisition of fixed or capital assets; PROVIDED, HOWEVER, that such a deposit shall no longer be excluded from Capital Expenditures if used to purchase or acquire fixed or capital assets, (x) expenditures in an amount not to exceed $3.0 million in the aggregate since October 25, 2000 so long as Atrium has a bona fide side plan to expand capacities and capture synergies with such expenditures and (xi) option exercise costs to acquire Property and the costs of improvements to such Property so long as such Property is sold within the same fiscal year.

              "CAPITAL LEASE," as applied to any Person, means any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

              "CAPITAL LEASE OBLIGATIONS" means, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

              "CASUALTY EVENT" means, with respect to any Property (including Real Property) of any Person, any loss of title with respect to Real Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property (including Real Property) for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; PROVIDED, HOWEVER, no such event shall constitute a Casualty Event if (x) such proceeds or other compensation in respect thereof is less than $1.0 million and (y) all such proceeds and other compensation in respect of all such events since the Original Closing Date are less than $5.0 million. "Casualty Event" shall include but not be limited to any taking of any Mortgaged Real Property or Real Property of any Company or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the requisition (other than for temporary purposes) of the use or occupancy of any Mortgaged Real Property or Real Property of any Company or any part thereof, by any Governmental Authority, civil or military.

              "CHANGE IN CONTROL" means the occurrence of any of the following circumstances:

              (a) prior to the consummation of an Initial Public Offering, the Permitted Holders fail to collectively beneficially own, directly or indirectly, capital stock of Atrium representing at least of majority (on a fully diluted basis) of the aggregate voting power of the capital stock of Atrium at the time outstanding or fail to have the ability to appoint at least a majority of the board of directors of Atrium; or

              (b) after the consummation of an Initial Public Offering, (i) any Person or any group (other than Permitted Holders) shall (A) (directly or indirectly) beneficially own in the aggregate capital stock of Atrium representing 35% or more (on a fully diluted basis) of the aggregate voting power of the capital stock of Atrium at the time outstanding; or (B) have the right or power to appoint, directly or indirectly, a majority or more of the board of directors of Atrium or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Atrium (together with any new directors whose election by the shareholders of Atrium was approved by a vote of at least a majority of the directors of Atrium then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Atrium then in office; or

              (c) Atrium ceases to own, directly or indirectly, free and clear of all liens or other encumbrances, at least 100% of the outstanding capital stock of the Seller.

For the purposes of this definition, (a) the terms "BENEFICIALLY OWN" and "GROUP" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the United States Securities Exchange Act of 1934, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire whether such right is exercisable immediately or only after the passage of time, (b) any Person or group shall be deemed to beneficially own any capital stock beneficially owned by another Person (the "PARENT ENTITY") so long as such Person or group beneficially owns, directly or indirectly, at least a majority of the voting power of the then outstanding capital stock of the parent entity and no other Person or group has the right to designate or appoint a majority or more of the directors of such parent entity,
(c) "PERMITTED HOLDERS" means Ardshiel, Inc. and GE Investment Private Placement Partners Inc, Limited Partnership and any affiliates thereof, and (d) "INITIAL PUBLIC OFFERING" means a primary underwritten public offering of the common stock of D and W Holding Inc. or any other direct or indirect holding company thereof, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

              "CLOSING DATE" means July 31,2001.

              "COLLECTION ACCOUNT" means that certain bank account numbered 1596260008 maintained at Bank One, Dallas, Texas which is (i) identified as the "ATRIUM FUNDING CORPORATION COLLECTION ACCOUNT," (ii) pledged, on a first-priority basis, to the Purchaser pursuant to SECTION 1.2(d), and (iii) is governed by the Collection Account Agreement.

              "COLLECTION ACCOUNT AGREEMENT" means a letter agreement, in form and substance reasonably satisfactory to the Agent, among the Seller, the Agent and the Collection Account

Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement and with the consent of the Agent.

              "COLLECTION ACCOUNT BANK" means the bank holding the Collection Account.

              "COLLECTIONS" means, with respect to any Pool Receivable, (a) all funds which are received by the Seller, Servicer or any Originator in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to SECTION 1.4(e) and (c) all other proceeds of such Receivable.

              "COMMITMENT FEE" has the meaning set forth in the Fee Letter.

              "COMMITMENT FEE RESERVE" means on any date of determination, an amount equal to the product of (a) 1.25%, times (b) 2 times the Days Sales Outstanding at such time, times (c) the Investment at such time divided by (d) 360.

              "COMPANIES" means the Obligors and their respective Subsidiaries; and "COMPANY" means any of them.

              "COMPANY NOTE" has the meaning set forth in the Purchase and Sale Agreement.

              "CONCENTRATION PERCENTAGE" means: (a) for any other Group A Obligor, 8%, (b) for any Group B Obligor, 6%, (c) for any Group C Obligor, 4%,
(d) for any Group D Obligor, 3%, and (e) for any Special Obligor, as stated in
EXHIBIT VI hereto.

              "CONSOLIDATED EBITDA" means, for the purposes of the Financial Covenants listed in CLAUSE (s) of EXHIBIT IV only, for any Measurement Period, the remainder of (A) the sum (without duplication) of the amounts for such period of (i) Adjusted Net Income, (ii) income tax expense to the extent deducted in determining Adjusted Net Income for such period, (iii) the sum of
(A) all interest expense to the extent deducted in determining Adjusted Net Income for such period, PLUS (B) in the event of the consummation of a Permitted Receivables Transaction, an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash) for such period on such Permitted Receivables Transaction, PLUS (C) other than for purposes of the definition of Excess Cash Flow, Permitted Securitization Fees paid or payable in cash for such period to the extent deducted in determining Adjusted Net Income for such period (without duplication of any such amounts added back pursuant to any other clause of this definition), (iv) depreciation expenses and amortization expense to the extent deducted in determining Adjusted Net Income for such period, (v) the non-cash component of any item of expense to the extent deducted in determining Adjusted Net Income for such period, other than to the extent requiring an accrual or reserve for future cash expenses, all as determined on a consolidated basis for Atrium and its Consolidated Subsidiaries in accordance with GAAP; and (vi) an amount not to exceed $3.5 million resulting from the write-off in connection with the Ellison Acquisition of the accounts receivable of Ellison Company owing from Reynolds Building Products, MINUS (B) the sum of (i) cash dividends and other distributions paid by Atrium pursuant to SECTION 9.10(b)(i) and (ii) of the Credit Agreement solely for purposes of calculating Consolidated EBITDA for purposes of the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, interest income from Permitted Investments. Prior to October 25, 2001, Consolidated EBITDA shall be calculated on a pro forma basis as if the Amended and Restated Transactions had occurred on the first day of the relevant Measurement Period and prior to June 30, 2002, the following amounts of pro forma expense and cost reductions relating to the Ellison Acquisition and the Wing Asset Sale and the Atrium Wood Asset Sale shall be added to Consolidated EBITDA calculated as of October 25, 2000 and at each of the following Measurement Period dates (i) $2.1 million at September 30, 2001; (ii) $1.4 million at December 31, 2001; and (iii) $700,000 at March 31, 2002.

              "CONSOLIDATED INTEREST EXPENSE" means, for the purposes of the Financial Covenants listed in CLAUSE (s) of EXHIBIT IV only, for any Measurement Period, the sum of (A) all cash interest expense (including commitment fees, letter of credit fees and the interest component of Capital Leases) of Atrium and its Consolidated Subsidiaries for such Measurement Period including the net amounts payable or receivable under all Interest Rate Protection Agreements less interest income from Permitted Investments, PLUS (B) all Dividend Payments made during such Measurement Period pursuant to SECTION 9.10(d) and (d) of the Credit Agreement, PLUS (C) in the event of the consummation of a Permitted Receivables Transaction, an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash) for such period on such Permitted Receivables Transaction.

              "CONSOLIDATED SUBSIDIARY" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

              "CONTRACT" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

              "CONTRIBUTED RECEIVABLES" is defined in the Purchase and Sale Agreement.

              "CONTRIBUTED VALUE" is defined in the Purchase and Sale Agreement.

              "CP RATE" for any Yield Period for any Portion of Investment of the Participation means, to the extent the Purchaser funds such Portion of Investment for such Yield Period by issuing Notes, a rate PER ANNUM equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Purchaser having a term equal to such Yield Period and to be issued to fund such Portion of Investment may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of the Purchaser, as agreed between each such agent or dealer and the Agent and notified by the Agent to the Servicer; PROVIDED, that if the rate (or rates) as agreed between any such agent or dealer and the Agent with regard to any Yield Period for such Portion of Investment is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, PLUS (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes and carrying costs or capitalized interest on such Notes, if applicable, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate PER ANNUM. Notwithstanding anything to the contrary in the Agreement or in any other Transaction Document on and after the occurrence and during the continuation of any Termination Event the "CP Rate" shall be equal to the Base Rate plus 2% PER ANNUM.

              "CREDIT AGREEMENT" means the First Amended and Restated Credit Agreement by and among Atrium, as borrower, the guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arranger and syndication agent, Bank One, Texas, N.A., as documentation agent, Fleet National Bank, as administrative agent, and the lenders party thereto, dated as of October 2, 1998, and amended and restated as of October 25, 2000 as amended, modified or supplemented prior to (but not following) the date hereof.

              "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Servicer in effect on the date of the Agreement and described in SCHEDULE I hereto, as modified in compliance with the Agreement.

              "CREDIT DOCUMENTS" means the Amended and Restated Credit Documents and the Original Credit Documents.

              "CREDITOR" means (i) any Agent (as defined in the Credit Agreement), (ii) the Issuing Lender, (iii) any Lender, and (iv) any party to a Swap Contract relating to the Loans if at the date of entering into such Swap Contract such party was a Lender or an Affiliate of a Lender.

              "DAYS' SALES OUTSTANDING" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the

Originators during the three calendar months ended on or before the last day of such calendar month divided by (ii) 90.

              "DEBT" means (a) solely with regard to this Agreement: (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in CLAUSES (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and (b) solely with respect to the terms used in this Exhibit I to define (directly or indirectly) certain terms used in the financial covenants listed in paragraph(s) of Exhibit IV to the Agreement, for any Person, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all non-contingent (but only so long as non-contingent) obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses paid on customary terms and not more than 60 days past due and incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), the amount of such indebtedness to be deemed the fair market value of such Property; (f) all Capital Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at anytime to the aggregate net amount that would have been payable or receivable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; (i) all indebtedness of other Persons referred to in clauses (a) through (h) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, the amount of such indebtedness to be deemed to be the fair market value of such Property; and (j) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Debt shall not include accounts extended by suppliers in the ordinary course of business on normal trade terms in connection with the purchase of goods and services. The Debt of any Person shall include any Debt of any partnership in which such Person is the general partner.

              "DEBT ISSUANCE" means the incurrence by any Obligor of any Debt after the October 25, 2000 (other than as permitted by SECTION 9.08 of the Credit Agreement) except with respect to CLAUSE (n) thereof.

              "DEFAULT RATIO" means (a) for each calculation date occurring prior to the Closing Date, the ratio the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the sum (without duplication) of (A) 90% of the aggregate Outstanding Balance of Pool Receivables that were outstanding 61 to 90 days after their respective original due dates, as determined as of the last day of the calendar month immediately preceding such calendar month PLUS (B) the aggregate Outstanding Balance of Pool Receivables that were written off as uncollectible during the calendar month ending on such day and that, if not so written off, would have been outstanding not more than 90 days after their respective original due dates, as determined as of such day by (ii) the aggregate amount payable pursuant to invoices giving rise to Pool Receivables that were generated by the Originators during the calendar month that occurred four calendar months prior to the calendar month ending on such day, and (b) for each calculation date occurring after the Closing Date the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as the of the last day of each calendar month by dividing (i) the sum (without duplication) of
(A) the aggregate Outstanding Balance of Pool Receivables that were outstanding 91 to 120 days after their respective original due dates, as determined as of such day PLUS (B) the aggregate Outstanding Balance of Pool Receivables that were written off as uncollectible during the calendar month ending on such day and that, if not so written off, would have been outstanding not more than 120 days after their respective original due dates, as determined as of such day by
(ii) the aggregate amount payable pursuant to invoices giving rise to Pool Receivables that were generated by the Originators during the calendar month that occurred four calendar months prior to the calendar month ending on such day.

              "DEFAULTED RECEIVABLE" means a Receivable:

                     (i) as to which any payment, or part thereof, remains
              unpaid for at least 91 days from the due date for such Receivable;

                     (ii) as to which the Obligor thereof or any other Person
              obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in PARAGRAPH (g) of EXHIBIT V hereto, except if Owens-Corning is the Obligor and the Agent has received evidence satisfactory to it, in its sole discretion, reconfirming payments made and payable by Owens-Corning to third-party vendors (including in respect of the Contracts); or

                     (iii) which, consistent with the Credit and Collection
              Policy, would be written off the Seller's books as uncollectible.

              "DELINQUENCY RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (ii) the aggregate credit sales made by the Originators during the calendar month three months prior to such date.

              "DELINQUENT RECEIVABLE" means a Receivable which is not a Defaulted Receivable and:

                     (i) as to which any payment, or part thereof, remains
              unpaid for at least 61 days from the due date for such Receivable; or

                     (ii) which, consistent with the Credit and Collection
              Policy, would be classified as delinquent by the Seller.

              "DILUTION HORIZON" means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate credit sales made by the Originators during each of the last two calendar months by (b) the Net Receivable Pool Balance on such day.

              "DILUTION RATIO" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments owed or deemed received by the Seller pursuant to
Section 1.4(e)(i) of the Agreement during such calendar month by (b) the aggregate credit sales made by the Originators during the month that is two calendar months prior to the calendar month ending on such date.

             "DILUTION RESERVE PERCENTAGE" means on any date, the greater of:
(a) 4.0%, (b) the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) two times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Spike Factor, or (c) the percentage obtained by dividing (i) the aggregate of the Outstanding Balances of all Pool Receivables of each of the three highest concentration Obligors who are subject to Contracts which are multi-family contracts by (ii) the Net Receivables Pool Balance.

              "DISCOUNT" means:

                     (i) for the Portion of Investment of the Participation for
              any Yield Period to the extent the Purchaser will be funding such Portion of Investment on the first day of such Yield Period through the issuance of Notes,

                                   CPR x I x ED + TF
                                             ---
                                             360

                     (ii) for the Portion of Investment of the Participation for
              any Yield Period to the extent the Purchaser will not be funding such Portion of Investment on the first day of such Yield Period through the issuance of Notes,

                                            ED
                                            ---
                                   BR x I x Year + TF

       where:

              BR     =    the Bank Rate for the Portion of Investment of
                          the Participation for such Yield Period

              I      =    the Portion of Investment of the Participation
                          during such Yield Period

              CPR    =    the CP Rate for the Portion of Investment of the
                          Participation for such Yield Period

              ED     =    the actual number of days during such Yield Period

              Year   = if such Portion of Investment is funded based upon:
                          (i) the Eurodollar Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable

              TF     =    the Termination Fee, if any, for the Portion of
                          Investment of the Participation for such Yield Period

; PROVIDED, HOWEVER, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED, FURTHER, that Discount for the Portion of Investment of the Participation shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

              "DISCOUNT RESERVE" for the Participation at any time means the sum of (i) the Termination Discount at such time for the Participation, and (ii) the then accrued and unpaid Discount for the Participation.

              "DISPOSITION" means (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and Equity Interests of any Person owned by any Company other than Atrium) (whether now owned or hereafter acquired) by any Company to any Person other than Atrium or any Qualified Subsidiary, (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person other than Atrium or any Subsidiary, and (iii) any liquidating or other non-ordinary course dividend or distribution or return of Investment received by any Company in respect of any joint venture or similar enterprise, excluding, however, in each case, any Excluded Disposition.

              "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after June 30, 2006.

              "DIVIDEND PAYMENT" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of Atrium or such Company through the issuance of Qualified Capital Stock of Atrium or such Company.

              "DIVIDENDS" means any dividend or distribution (in cash or obligations) on any shares of any class of Seller's capital stock or any warrants, options or other rights with respect to shares of any class of Seller's capital stock.

              "ELIGIBLE RECEIVABLES" means, at any time, Receivables:

                     (i) the Obligor of which is (a) a United States resident;
              PROVIDED, HOWEVER, that if such Obligor is not a United States resident, the aggregate Outstanding Balance of all otherwise Eligible Receivables of such Obligor when added to the aggregate Outstanding Balance of all other otherwise Eligible Receivables of Obligors who are not United States residents does not exceed 2.0% of all Eligible Receivables, (b) not a government or a governmental subdivision, affiliate or agency, (c) not subject to any action of the type described in PARAGRAPH (g) of Exhibit V to the Agreement, except, if Owens-Corning is the Obligor, solely to the extent the Agent has received evidence satisfactory to it, in its sole discretion, reconfirming payments made and payable by it to third party vendors (including in respect of the related Contracts) and (d) not an Affiliate of Atrium or any Affiliate of Atrium;

                     (ii) which are denominated and payable only in U.S. dollars in the United States;

                     (iii) which have a stated maturity and which stated
              maturity is not more than 30 days after the date on which such Receivable was invoiced; PROVIDED, HOWEVER, that if such Receivable has a maturity date that is between 31 and 60 days after the date on which such Receivable was invoiced, the aggregate Outstanding Balance of all such Eligible Receivables when added to the aggregate Outstanding Balance of all other otherwise Eligible Receivables with stated maturities of not more than 31 - 60 days, does not exceed 20% of all otherwise Eligible Receivables;

                     (iv) which arise under a Contract which is in full force
              and effect and which is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

                     (v) which conform in all material respects with all
              applicable laws, rulings and regulations in effect;

                     (vi) which are not the subject of any asserted dispute,
              offset, hold back defense, Adverse Claim or other claim (including as a result of any liability of the applicable Originator to any such Obligor that is also a supplier to such Originator) and which do not arise from the sale of inventory which is subject to any Adverse Claim;

                     (vii) which comply with the requirements of the Credit and
              Collection Policy;

                     (viii) which arise from the sale and delivery of goods or
              services in the ordinary course of Seller's business;

                     (ix) which do not require the consent of the related
              Obligor to be sold or assigned;

                     (x) which have not been modified or restructured since
              their creation;

                     (xi) in which the Seller owns good and valid title and
              which are freely assignable by the Seller;

                     (xii) for which the Purchaser shall have a valid and
              enforceable undivided percentage ownership interest, to the extent of the Participation, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

                     (xiii) which constitute accounts as defined in the UCC, and which are not evidenced by instruments or chattel paper;

                     (xiv) which are not Defaulted Receivables or Delinquent
              Receivables;

                     (xv) the Obligor of which is not the Obligor of Defaulted
              Receivables in an aggregate amount in excess of 25% of the aggregate Outstanding Balance of all Receivables of such Obligor;

                     (xvi) which are accounts receivable representing all or
              part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and are "eligible assets" as defined in Rule 3a-7 under such Act;

                     (xvii) the applicable Originator of which is not in default in any material respect under the terms of the related invoice from which such Receivable arose;

                     (xviii) that represents amounts earned and payable by the
              related Obligor in connection with the applicable invoice and that are not subject to the performance of additional services by the Originator thereof;

                     (xix) which, in the reasonable credit judgement of the
              Agent, have not been disqualified by the Agent, Purchaser or the rating agencies rating Fairway's commercial paper for any other reason;

                     (xx) for which the Obligor has been directed to make all
              payments to a Lock-Box Account which is subject to a Lock-Box Agreement; and


                     (xxi) which are not "bill and hold" Receivables.

              "ELLISON ACQUISITION" means the acquisition of all outstanding capital stock of VES, Inc., a Delaware corporation doing business in North Carolina as Ellison Extrusion Systems, Inc., and substantially all of the assets of Ellison Company's Windows and Doors

Division by Atrium from Ellison Company pursuant to a Second Amended and Restated Purchase Agreement dated as of September 29, 2000.

              "ELLISON COMPANY" means The Ellison Company, Inc.

              "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on or after October 25, 2000.

              "EQUITY ISSUANCE" means any of (a) any issuance or sale after October 25, 2000 by Atrium, D and W Holdings, Inc., or any other Person of which Atrium is a wholly owned subsidiary of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by any Company after October 25, 2000 of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from any other Company; PROVIDED, HOWEVER, that the issuance of any debt security that is convertible into or exchangeable for Equity Interests or Equity Rights shall, for purposes of
SECTION 2.10(a) of the Credit Agreement, be a Debt Issuance and not an Equity Issuance. Notwithstanding the foregoing, each of the following shall be deemed not an Equity Issuance: (i) any issuance of Equity Interests of D and W Holdings, Inc. to the seller or sellers in consideration for a Permitted Acquisition; (ii) any issuance or sale of Equity Interests of any Person (other than Atrium) owned by any Company (which, for the avoidance of doubt, is treated as a Disposition); (iii) any individual issuance or sale by D and W Holdings, Inc. of Equity Interests of D and W Holdings, Inc. to any employee, director, officer or consultant in the ordinary course of business in an aggregate amount for all such issuances and sales not to exceed 10% of the then outstanding Equity Interests of D and W Holdings, Inc.; (iv) any issuance of Equity Interests of D and W Holdings, Inc. to the extent that the proceeds thereof are used for a substantially contemporaneous purchase or redemption of Equity Interests of D and W Holdings, Inc. pursuant to SECTION 9.10(b)(ii) of the Credit Agreement; (v) the issuance of any common Equity Interests (x) on October 25, 2000 in connection with the Amended and Restated Transactions (including common Equity Interests issued as part of the Mezzanine Financing, common Equity Interests issued to the seller in the Ellison Acquisition, and new common Equity Interests issued to the Investors and others to provide financing for the Amended and Restated Transactions) and (y) after October 25, 2000 pursuant to the Ellison Acquisition Agreement (as in effect on October 25, 2000); and (vi) Equity Issuances to any of the Investors or their Affiliates in an aggregate amount not to exceed $5.0 million since October 25, 2000 so long as the entire net proceeds thereof are used solely for working capital purposes.

              "EQUITY RIGHTS" means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

              "ERISA AFFILIATE" means with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

              "EURODOLLAR RATE" means, for any Yield Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Eurodollar Rate =
                                             LIBOR
                             ------------------------------------
                             1.00 - Eurodollar Reserve Percentage

Where,

              "EURODOLLAR RESERVE PERCENTAGE" means, for any Yield Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect with respect to any Program Support Provider on the date LIBOR for such Yield Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Yield Period; and

              "EXCESS CONCENTRATION" means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

              "EXCESS CASH FLOW" means, for any period, (A) the sum of (i) Consolidated EBITDA for such period (calculated for this definition by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Dispositions and Excluded Dispositions) to the extent excluded in the calculation of Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in the calculation of Adjusted Net Income), (ii) any net decrease in Working Capital during such period (except to the extent attributable to assets or Persons subject to a Disposition during such period), and (iii) cash received from the proceeds of any life insurance or "key man" policy during such period, MINUS (B) the sum of (i) cash interest expense (including, without duplication, Capital Lease expense, letter of credit fees and commitment fees and, for each Permitted Receivables Transaction, other fees in the nature of interest or discount accrued or payable in cash) of Atrium and its Consolidated Subsidiaries for such period to the extent deducted in calculating Adjusted Net Income, (ii) the sum of all scheduled principal payments (other than pursuant to SECTION 2.10(a)(v) of the Credit Agreement) on any Debt (including Capital Leases and Term Loans pursuant to SECTION 3.01(b) of the Credit Agreement) of Atrium and its Consolidated Subsidiaries made during such period from internally generated funds, all prepayments of Revolving Credit Loans made from internally generated funds and to the extent accompanied by a permanent reduction in Revolving Credit Commitments and voluntary prepayments of Term Loans pursuant to SECTION 2.09 of the Credit Agreement made from internally generated funds, (iii) Capital Expenditures made during such period by Atrium and the Subsidiaries from internally generated funds (including expenditures that would be Capital Expenditures but for being excluded from the definition of Capital Expenditures by clauses (v), (vii), (viii), (ix) and (x) thereof), (iv) all income taxes actually paid in cash by Atrium or any Subsidiary during such period or within a normal payment period thereafter (PROVIDED, HOWEVER, that any amount deducted pursuant to this clause (iv) which was not actually paid during such period shall not again be deducted for determining Excess Cash Flow for another period), (v) cash dividends paid during such period by Atrium pursuant to SECTION 9.10(b)(ii) of the Credit Agreement to the extent made with internally generated funds, (vi) cash paid during such period for any Permitted Acquisition to the extent funded from internally generated funds, (vii) any net increases in Working Capital during such period (except to the extent attributable to assets or Persons subject to an Acquisition during such period),(viii) any earnings included in Consolidated EBITDA for such period of a Receivables Co. to the extent the terms of any Permitted Receivables Transaction prohibit the distribution thereof to any Obligor, and (ix) any cash payments in respect of Permitted Securitization Fees during such period except to the extent deducted from Consolidated EBITDA in clause (A)(i) of this definition.

              "EXCLUDED DISPOSITIONS" means (i) Dispositions for fair market value resulting in no more than $2.0 million in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the Company effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of;
(iii) any transaction permitted by SECTION 9.06 of the Credit Agreement (other than clauses (g), (h), (p), (r), (s) and (t) thereof), any Lien permitted by
SECTION 9.07 of the Credit Agreement and any investment permitted by SECTION
9.09 of the Credit Agreement; (iv) any issuance of Equity Interests by any Subsidiary to directors or nominees if required by applicable law if resulting in DE MINIMUS proceeds; (v) the sale of inventory in the ordinary course of business; and (vi) the Greenville Sale-Leaseback.

              "FACILITY TERMINATION DATE" means the earlier of (a) July 31, 2004 and (b) the current scheduled termination date of the commitments of the Liquidity Banks under the Liquidity Agreement.

              "FEDERAL FUNDS RATE" means, for any period, the PER ANNUM rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

              "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

              "FEE LETTER" has the meaning set forth in SECTION 1.5.

              "FINAL PAYOUT DATE" means the date following the Facility Termination Date on which no Investment or Discount in respect of the Participation under the Agreement shall be outstanding and all other amounts then due and payable by the Originator, the Seller or the Servicer to the Purchaser, the Agent or any other Indemnified Party or Affected Person under the Transaction Documents shall have been paid in full.

              "GREENVILLE ACQUISITION" shall mean the acquisition by Atrium of the property (the "GREENVILLE PROPERTY") located at 1001 Ed Rutherford Road, Greenville, Texas and described in a purchase and sale agreement dated February 24, 1999 by and between DowBrands, Inc. and Atrium for a purchase price of $2.9 million.

              "GREENVILLE EXPENDITURES" shall mean expenditures by Atrium to effect improvements of the Greenville Property in an amount not to exceed $2.0 million.

              "GREENVILLE SALE-LEASEBACK" shall mean the sale by Atrium of the Greenville Property for a price not less than $4.9 million and contemporaneous leasing of the Greenville Property to Atrium by the purchaser.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "GROUP A OBLIGOR" means any Obligor with a short-term rating of at least: (a) "A-1" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, AND (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "A1"or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

              "GROUP B OBLIGOR" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, AND (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa1" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

              "GROUP C OBLIGOR" means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, AND (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

              "GROUP D OBLIGOR" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

              "GUARANTEED OBLIGATIONS" means the guaranty made by the guarantors party to the Credit Agreement whereby it jointly and severally guarantees as a primary obligor and not as a surety to each Lender, Issuing Lender and Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Atrium and all other Obligations from time to time owing to the Lenders, Issuing Lender or Agents by Atrium under the Credit Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of Atrium or any Subsidiary to any Lender or any Affiliate of any Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof

              "INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 3.1.

              "INDEMNIFIED PARTY" has the meaning set forth in SECTION 3.1.

              "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

              "INTEREST COVERAGE RATIO" means, for any Test Date, the ratio of
(x) Consolidated EBITDA for the Measurement Period ending on or immediately prior to such Test Date to (y) Consolidated Interest Expense for such Measurement Period; PROVIDED, HOWEVER, that prior to October 25, 2001, Consolidated Interest Expense shall be calculated on a pro forma basis as if the Amended and Restated Transactions had occurred on the first day of such Measurement Period.

              "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, cap, floor or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

              "INVESTMENT" means the amount paid to the Seller in respect of the Participation or any portion thereof by the Purchaser pursuant to the Agreement as such amount may be reduced from time to time by Collections distributed and applied on account of such Investment pursuant to SECTION 1.4(d). If such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

              "INVESTORS" means Ardshiel, Inc. and GE Investment Private Placement Partners II, Limited Partnership.

              "ISSUING LENDER" means Fleet National Bank or any of its Affiliates, or such other Lender or Lenders selected by Atrium reasonably satisfactory to Fleet National Bank, as administration agent, as the issuer of Letters of Credit under SECTION 2.03 of the Credit Agreement, together with its successors and assigns in such capacity.

              "LENDER" means the Lenders party under the Credit Agreement.

              "LETTER OF CREDIT" means standby and commercial documentary letters of credit issued by the Issuing Lender for the account of Atrium or any Subsidiary which is an Obligor (PROVIDED, that Atrium shall be a co-applicant (and jointly and severally liable) with respect to each Letter of Credit issued for the account of any such Subsidiary.

              "LETTER OF CREDIT LIABILITY" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Atrium at such time due and payable in respect of all drawings made under such Letter of Credit.

              "LIBOR" means the rate of interest per annum (i) for deposits in U.S. dollars for a period equal to such Yield Period which appears on Telerate Page 3750 or (ii) if such rate does not appear on Telerate Page 3750, determined by the Liquidity Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates of interest per annum notified to the Liquidity Agent as the rate of interest at which dollar deposits in the approximate amount of the Investment associated with such Yield Period would be offered to major banks in the London interbank market at their request, in each case at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Yield Period.

              "LIEN" means, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest or any filing consented to by any Company of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority consented to by any Company, including any easement, right-of-way or other encumbrance on title to Real Property, and any agreement to give any of the foregoing. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

              "LIQUIDITY AGENT" means Bank of Montreal in its capacity as Liquidity Agent pursuant to the Liquidity Agreement.

              "LIQUIDITY AGREEMENT" means that certain Liquidity Asset Purchase Agreement dated as of the date hereof entered into among the Purchaser, the financial institutions parties thereto, as the Liquidity Banks, Bank of Montreal, as Liquidity Agent, and Nesbitt Burns, as servicing agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

              "LIQUIDITY BANK" has the meaning set forth in SECTION 5.3(b).

              "LOANS" means the Revolving Credit Loans and the Term Loans.

              "LOCK-BOX ACCOUNT" means each account maintained at a bank or other financial institution for the purpose of receiving Collections established pursuant to SECTION 4.3 and as listed on SCHEDULE II.

              "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of ANNEX A, between the Seller, the Servicer, each Lock-Box Bank and the Agent.

              "LOCK-BOX BANK" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

              "LOSS RESERVE PERCENTAGE" means, on any date, the greater of: (a) 13% or (b) (i) the product of (A) 2 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (B) the sum of (1) the aggregate credit sales made during the three most recent calendar months plus (2) 20% of the aggregate credit sales made during the calendar month that is four months prior to such date divided by (ii) the Net Receivables Pool Balance as of such date.

              "LOSS-TO-LIQUIDATION RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables written off by the Seller (or Servicer on its behalf), or which should have been written off by the Seller in accordance with the Credit and Collection Policy, during such Fiscal Month by (ii) the aggregate amount of Collections of Pool Receivables actually received during such period.

              "MAJORITY LENDERS" means Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), PLUS (b) the aggregate amount of all Letter of Credit Liabilities, PLUS (c) the aggregate Unutilized Revolving Credit Commitments then in effect, PLUS (d) the aggregate Term Loan Commitments then in effect, PLUS (e) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

              "MATERIAL ADVERSE EFFECT" means, with respect to any event or circumstance and any Person, a material adverse effect on:

              (i) the business, assets, or financial condition of the Seller or the Servicer and its subsidiaries, taken as a whole;

              (ii) the ability of any Originator or the Servicer (if it is an Originator) to perform its material obligations under the Transaction Documents to which it is a party or the performance of any such obligations;

              (iii) the validity or enforceability of any material portion of, or collectibility of amounts payable under, the Agreement or any other Transaction Document;

              (iv) the rights and remedies of the Purchaser, the Agent, any Program Support Provider or any of their respective Affiliates under the Agreement or any other Transaction Document;

              (v) the status, existence, perfection, priority or enforceability of the Seller's or Purchaser's interest in the Pool Receivables, Contracts, or Related Security; or

              (vi) the validity, enforceability or collectibility of a material portion of the Pool Receivables.

              "MEASUREMENT PERIOD" means the most recent trailing four fiscal quarters of Atrium for which financial statements have been, or should have been, provided pursuant to SECTION 9.01(a) or (b) of the Credit Agreement.

              "MEZZANINE FINANCING" means, in connection with the financing of the Ellision Acquisition, the purchase for cash by certain investors of senior PIK notes and common stock, par value of $.01 per share, of D and W Holdings, Inc., sufficient to generate gross proceeds to D and W Holdings, Inc. of not less than $36.5 million.

              "MOODY'S" means Moody's Investors Services, Inc.

              "MORTGAGE" means an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of EXHIBIT D-1 to the Credit Agreement, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and of the Credit Agreement.

              "MORTGAGE AMENDMENT" means an amendment to a Mortgage, which shall be substantially in the form of EXHIBIT D-2 to the Credit Agreement, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and of the Credit Agreement.

              "MORTGAGED REAL PROPERTY" means each Real Property set forth on
SCHEDULE 7.02(xv) of the Credit Agreement which shall be subject to a Mortgage delivered on the

October 2, 1998, October 25, 2000 or thereafter (if any) pursuant to SECTIONS 7.02(xv) and 9.12 of the Credit Agreement.

              "MT. PLEASANT ACQUISITION/WING II ACQUISITION" means (i) the acquisition by Atrium of the property (the "MT. PLEASANT PROPERTY") previously leased by Wing Industries, Inc. from Metal Industries, Inc. for a purchase price of approximately $454,000 and (ii) the acquisition of the property (the "WING II PROPERTY") leased by Wing Industries, Inc. from the Greenville Economic Development Corporation for a purchase price of approximately $299,000.

              "NET AVAILABLE PROCEEDS" means:

              (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Company in connection with such Disposition Event less deductions for amounts applied to (w) Debt secured by Liens permitted by the Credit Agreement on the assets sold, (x) taxes, (y) costs of sale and (z) in the case of any Permitted Receivables Transaction, any escrowed or pledged cash proceeds so long as they effectively secure, or so long as they are required to be maintained as reserves by the applicable Receivables Company, the obligations of any Company under such Permitted Receivables Transaction;

              (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by Atrium or any Obligor in respect of such Casualty Event net of (A) fees and expenses incurred by such Company in connection with recovery thereof, (B) repayments of Debt (other than Debt under the Credit Agreement) to the extent secured by a Lien on such Property that is permitted hereunder, and (C) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or payable by any Company in respect of the amount so recovered (after application of all credits and other offsets); and

              (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by the Person effecting such transaction in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith, and net of, in the case of any Permitted Receivables Transaction, any escrowed or pledged cash proceeds so long as they effectively secure, or so long as they are required to be maintained as reserves by the applicable Receivables Co. for, the obligations of any Company under such Permitted Receivables Transaction.

              "NET CASH PAYMENTS" means, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event; PROVIDED, HOWEVER, that Net Cash Payments shall be net (without duplication) of (i) the amount of all fees and expenses paid by any Company in connection with such Disposition Event (the "RELEVANT DISPOSITION"); (ii) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets); (iii) any repayments by any Company of Debt (other than Debt under the Credit Agreement) to the extent that (a) such Debt is secured by a Lien on the Property that is the subject of the Relevant Disposition that is permitted hereunder and (b) the transferee of (or holder of a Lien on) such Property requires that such Debt be repaid as a condition to the purchase or sale of such Property; (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the assets subject to such Relevant Disposition; and (v) option exercise costs to acquire Property.

              "NET RECEIVABLES POOL BALANCE" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus
(b) the Excess Concentration.

              "NOTE ISSUER" has the meaning set forth in SECTION 5.3(a).

              "NOTES" means (i) with regard to this Agreement, short-term promissory notes issued or to be issued by any Note Issuer to fund its investments in accounts receivable or other financial assets, and (ii) with regard to the financial covenants listed in Exhibit IV, subsection (s), the Revolving Credit Notes, Term Loan Notes and the Swing Loan Note.

              "OBLIGATIONS" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Creditor or any of its Related Parties or their respective permitted successors, transferees or assignees pursuant to the terms of any Credit Document or any Swap Contract or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

              "OBLIGOR" means, (a) with respect to this Agreement, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable; and (b) solely with respect to terms used in this EXHIBIT I to define (directly or indirectly) certain terms used in the financial covenants set forth in paragraph (s) of EXHIBIT IV to the Agreement, "obligor" means Atrium and the guarantors party to the Credit Agreement.

              "ORIGINAL CREDIT DOCUMENTS" means the "Credit Documents" as such term is defined in the Original Credit Agreement, by and among the Lenders, the Guarantors, the Lead Arranger and the Administrative Agent dated as of October 2, 1998.

              "ORIGINATORS" means Atrium Companies, Inc. and each of the Persons named as Originators from time to time party to the Purchase and Sale Agreement.

              "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

              "PARTICIPATION" means, at any time, the undivided percentage ownership interest in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Facility Termination Date, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as

                                I + TR + DR + SFR + CFR
                                -----------------------
                                          NRB

       where:

              I      =    the Investment of the Participation at the time
                          of computation.

              TR     =    the Total Reserve.

              DR     =    the Discount Reserve of the Participation at the
                          time of computation.

              SFR    =    the Servicing Fee Reserve of the Participation at
                          the time of computation.

              CFR    =    the Commitment Fee Reserve at the time of
                          computation.

              NRB    =    the Net Receivables Pool Balance at the time of
                          computation.

The Participation shall be determined from time to time pursuant to the provisions of SECTION 1.3.

              "PAYMENT" means, any amount paid or released to the Seller by or on behalf of the Purchaser in connection with the purchase price of the Participation pursuant to Section 1.2 and/or Section 1.4 of the Agreement.

              "PAYMENT DATE" is defined in the Purchase and Sale Agreement.

              "PERMITTED ACQUISITION" means any Acquisition effected in compliance with SECTION 9.06(i), (m) or (o) of the Credit Agreement.

              "PERMITTED INVESTMENTS" means with respect to any of the funds in the Lock-Box Accounts or the Collection Account which are invested, (a) certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by the Collection Account Bank (with respect to the investment of funds in the Collection Account) or Bank of Montreal, in either case issued by an institution having a rating no lower than the respective ratings assigned by each of the Rating Agencies to the Notes, (b) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United Sates of America, or by any agency thereof, in either case maturing not more than 60 days from the date of acquisition thereof by such Person, (c) time deposits, certificates of deposit or bankers' acceptances (including Eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 and a deposit rating of A/A-1 or better by Standard & Poor's and A2/P-1 or better by Moody's, (d) commercial paper rated A-1 or better by Standard & Poor's and P-1 or better by Moody's maturing not more than 60 days from the date of acquisition thereof by such Person, (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (c) above, (f) securities with maturities of 60 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's and A by Moody's, or (g) money market mutual funds that invest primarily in the foregoing items, such funds coming from an institution having a rating no lower than the respective ratings assigned by each of the Rating Agencies to the Notes; PROVIDED, HOWEVER, that the Agent (on behalf of Purchaser) may, from time to time, upon three Business Days' prior written notice to Servicer, remove from the scope of "Permitted Investments" certificates of deposit of any such Bank(s) and specify to be within such scope, certificates of deposit of any other bank that has a rating of at least A-1 by Standard & Poor's and P-1 by Moody's.

              "PERMITTED RECEIVABLES TRANSACTION" means any transaction providing for the sale or financing of accounts receivable (other than between Qualified Companies); PROVIDED, HOWEVER, that (a) any such transaction shall be consummated on material terms substantially as described on ANNEX D, and such other terms and provisions that in Atrium's good faith judgment are usual and customary for transactions of this type (including without limitation representations, warranties, covenants, indemnities and defaults), or as the Majority Lenders may otherwise consent, such consent not to be unreasonably withheld, and (b) the advance rate thereunder shall not be less than 50% of face value of the Accounts subject thereto and the aggregate purchase commitments thereunder by the parties other than any Obligor shall not exceed $50,000,000.

              "PERMITTED SECURITIZATION FEES" means any fees or expenses (other than interest or fees in the nature of interest or discount) paid in connection with any Permitted Receivables

Transaction, including without limitation placement fees, attorney's fees, accountant's fees, rating agency fees and other out-of-pocket costs.

              "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

              "PLEDGED COLLATERAL" shall have the meaning set forth in the Security Agreement.

              "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

              "PORTION OF INVESTMENT" means each portion of the Investment pursuant to which the Discount with respect thereto is calculated by reference to a different interest rate.

              "PRIME RATE" is defined in the Purchase and Sale Agreement.

              "PRIOR LIENS" means Liens (as defined in the Credit Agreement) which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

              "PROGRAM SUPPORT PROVIDER" means and includes any Liquidity Bank and any other or additional Person (other than any customer of the Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with Purchaser's securitization program.

              "PROGRAM SUPPORT AGREEMENT" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of the Participation (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.

              "PROPERTY" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

              "PURCHASE AND SALE AGREEMENT" means the Purchase and Sale Agreement, dated as of July 31, 2001, among the Originators named therein, the Servicer and the Seller, as the same may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents.

              "PURCHASE AND SALE TERMINATION EVENT" is defined in SECTION 8.1 of the Purchase and Sale Agreement.

              "PURCHASE LIMIT" means the lesser of (i) $50,000,000, as such amount may be reduced pursuant to SECTION 1.1(b) of the Agreement and (ii) the aggregate of the commitments, if any of all then existing Liquidity Banks under the terms of the Liquidity Agreement. References to the unused portion of the Purchase Limit means, at any time, the Purchase Limit minus the then outstanding Investment of the Participation under the Agreement.

              "PURCHASE REPORT" is defined in the Purchase and Sale Agreement.

              "PURCHASER" has the meaning set forth in the preamble to the Agreement.

              "PURCHASER'S ACCOUNT" means the special account (account number 254580-4) of the Purchaser maintained at the office of Harris Trust and Savings Bank in Chicago, Illinois (ABA# 071000288), or such other account as may be so designated in writing by the Agent to the Seller and the Servicer.

              "RATE VARIANCE FACTOR" means 1.5; PROVIDED, that the "Rate Variance Factor" may be changed from time to time by the Agent (if such change is necessary or desirable in the reasonable credit judgment of the Agent) upon at least five Business Days' prior written notice to the Servicer; PROVIDED, FURTHER, that the Agent may not decrease the "Rate Variance Factor" below 1.5 without the prior written consent of each Rating Agency.

              "QUALIFIED COMPANY" means Atrium and each Qualified Subsidiary.

              "QUALIFIED CAPITAL STOCK" means with respect to any Person any Equity Interest of such Person that is not Disqualified Capital Stock.

              "QUALIFIED SUBSIDIARY" means any Wholly Owned Subsidiary that is an Obligor.

              "RATING AGENCIES" means Moody's and S&P.

              "REAL PROPERTY" means all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

              "RECEIVABLE" means any indebtedness and other obligations owed to an Originator or Seller or any right of any Originator or Seller to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

              "RECEIVABLES POOL" means at any time all of the then outstanding Receivables.
              "REIMBURSEMENT OBLIGATIONS" means, at any time, the obligations of Atrium then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

              "RELATED PARTIES" means the respective Affiliates, directors, officers, employees, agents and advisors of each Agent (as defined in the Credit Agreement), Issuing Lender and any such sub-agent.

              "RELATED RIGHTS" is defined in the Purchase and Sale Agreement.

              "RELATED SECURITY" means, with respect to any Receivable:

                     (i) all of the Seller's and any Originator's interest in
              any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

                     (ii) all other security interests or liens and property
              subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

                     (iii) all guaranties, indemnities, insurance and other
              agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

             "REQUIREMENT OF LAW" mea ns as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

              "RESPONSIBLE OFFICER" means the Chief Executive Officer of the Seller or the Servicer, as the case may be, or the President of the Seller or the Servicer, as the case may be, or, with respect to financial matters, the Chief Financial Officer of Atrium, any Vice President-Finance or Treasurer (or an equivalent officer); it being understood, that for purposes of this definition if the Seller or Servicer, as applicable, does not have or no longer has an officer with one of the titles set forth above, a "Responsible Officer" for purposes of this Agreement and the other Transaction Documents shall be the officer or officers of the Seller or Servicer, as applicable, designated to perform the duties of the officers described above.
              "REVOLVING CREDIT COMMITMENTS" means the aggregate sum of the Revolving Credit Commitments of all of the Revolving Credit Lenders.

              "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

              "REVOLVING CREDIT LENDERS" means (a) on October 25, 2000, the Lenders having Revolving Credit Commitments on the signature pages of the Credit Agreement and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by SECTION 12.06(B) of the Credit Agreement.

              "REVOLVING CREDIT LOANS" means the revolving credit loans made to Atrium pursuant to SECTION 2.01 of the Credit Agreement.

              "REVOLVING CREDIT NOTES" means the promissory notes provided for by SECTION 2.08(a) of the Credit Agreement and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

              "S&P" means Standard and Poor's a division of The McGraw Hill Companies, Inc.

              "SECURITIZATION EVENT" means any date on which Atrium enters into a Permitted Receivables Transaction.

              "SECURITY AGREEMENT" means a Security Agreement substantially in the form of EXHIBIT E to the Credit Agreement among the Obligors thereto and the Administrative Agent (as defined in the Credit Agreement), as the same may be amended in accordance with the terms thereof and hereof or such other agreements reasonably acceptable to the Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to the Administrative Agent a perfected first priority security interest (subject to Prior Liens, if any) in the Pledged Collateral covered thereby.

              "SECURITY DOCUMENTS" means the Security Agreement, the Mortgages and the Mortgage Amendments and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any property or asset acquired or developed pursuant to a Permitted Acquisition (as defined in the Credit Agreement), and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any Mortgage Amendment to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement, any Mortgage or any Mortgage Amendment and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

              "SELLER" has the meaning set forth in the preamble to the Agreement.

              "SENIOR LEVERAGE RATIO" means, for any Test Date, the ratio of (x) the sum of Senior Debt at such Test Date, excluding any debt incurred by any Company in connection with a financing pursuant to any Permitted Receivables Transaction which is outstanding at such Test Date to (y) Consolidated EBITDA for the Measurement Period ended on or immediately prior to such Test Date."

              "SENIOR SUBORDINATED NOTES" means the 10 1/2% Senior Subordinated Notes due 2009 issued by Atrium pursuant to the Senior Subordinated Notes Indenture, in an aggregate principal amount of $175.0 million, including the senior subordinated notes issued pursuant to a registered exchange offer therefor guaranteed by each of the Guarantors under the Credit Agreement (other than D and W Holdings, Inc.) on a senior subordinated basis..

              "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture by and among Atrium, as issuer, each of the guarantors party thereto from time to time and State Street Bank and Trust Company, as trustee, dated as of May 17, 1999, as such may be amended and in effect from time to time in accordance with its terms and the Credit Agreement.

              "SERVICER" has the meaning set forth in the preamble to the Agreement.

              "SERVICER REPORT" means a report, in substantially the form of ANNEX C hereto, furnished by the Servicer to the Agent pursuant to the Agreement.

              "SERVICER REPORT DATE" means the 15th Business Day following the last day of each calendar month.

              "SERVICING FEE" means the fee referred to in SECTION 4.6.

              "SERVICING FEE RESERVE" for the Participation at any time means the sum of (i) the unpaid Servicing Fee relating to the Participation accrued to such time, plus (ii) an amount equal to (a) the aggregate Outstanding Balance of Pool Receivables at the time of computation multiplied by (b) the product of (x) 1.50% and (y) a fraction having 2 times the Days Sales Outstanding as its numerator and 360 as its denominator.

              "SOLVENT" means, with respect to any Person at any time, a condition under which:

                     (i) the fair value and present fair saleable value of such
              Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;
                     (ii) the fair value and present fair saleable value of such
              Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("DEBTS," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

                     (iii) such Person is and shall continue to be able to pay
              all of its liabilities as such liabilities mature; and

                     (iv) such Person does not have unreasonably small capital
              with which to engage in its current and in its anticipated business.

       For purposes of this definition:

              (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

              (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

              (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

              (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

              "SPECIAL OBLIGORS" are listed in EXHIBIT VI hereto.

              "SPIKE FACTOR" means on any date, the product of (i), the positive difference, if any, between: (a) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (b) the arithmetic average of the Dilution Ratios for such twelve months, TIMES (ii) (a) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months, DIVIDED BY (b) the arithmetic average of the Dilution Ratios for such twelve months.

              "STATED TERMINATION DATE" means the then current scheduled termination date of the commitments of the Liquidity Banks under the Liquidity Agreement, as such date may be extended from time to time in the sole discretion of the Liquidity Banks.

              "SUBORDINATED DEBT" means the Senior Subordinated Notes and any other Debt of any Company that is subordinated to any other Debt of such Company.

              "SUB-SERVICER" shall have the meaning set forth in SECTION 4.1(D).

              "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary means a Subsidiary of Atrium. All references to any Subsidiary of Atrium shall include all those Persons which become Subsidiaries upon consummation of the Ellison Acquisition.

              "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

              "SWAP CONTRACT" means any agreement entered into in the ordinary course of business (as a BONA FIDE hedge and not for speculative purposes) (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, forward commodity purchase agreement, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to SECTION 9.18 of the Credit Agreement).

              "SWING LOAN LENDER" means Fleet National Bank and its successors and assigns in such capacity.

              "SWING LOANS" means the swing loans made pursuant to SECTION 2.01 of the Credit Agreement.

              "SWING LOAN NOTE" means the promissory note made by Atrium evidencing the Swing Loans, in the form of EXHIBIT A-5 to the Credit Agreement.

              "TANGIBLE NET WORTH" means, with respect to any Person, the net worth of such Person after subtracting therefrom the aggregate amount of such Person's intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

              "TERM LOAN COMMITMENTS" means the term loan commitment made under the Credit Agreement.

              "TERM LOANS" means the term loans made pursuant to the Credit Agreement.

              "TERM LOAN NOTES" means the Tranche A Term Loan Notes, the Tranche B Term Loan Notes and the Tranche C Term Loan Notes, collectively.

              "TERMINATION DATE" means the earlier of (i) the Business Day which the Seller so designates by notice to the Agent at least 30 Business Days in advance and (ii) the Facility Termination Date.

              "TERMINATION DAY" means (i) each day on which the conditions set forth in SECTION 2 of EXHIBIT II are not satisfied and (ii) each day which occurs on or after the Termination Date.

              "TERMINATION DISCOUNT" means, for the Participation on any date, an amount equal to the product of (i) the Investment of the Participation on such date, times (ii) the Base Rate for the Participation plus 2% per annum, times (iii) a fraction having as its numerator the Rate

Variance Factor multiplied by 2 times the Days Sales Outstanding at such time and 360 as its denominator.

              "TERMINATION EVENT" has the meaning specified in EXHIBIT V.

              "TERMINATION FEE" means, for any Yield Period, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period pursuant to CLAUSE (iii) of the definition thereof) which would have accrued during such Yield Period on the reductions of Investment of the Participation relating to such Yield Period had such reductions remained as Investment, exceeds (ii) the income, if any, received by the Purchaser from the Purchaser investing the proceeds of such reductions of Investment, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

              "TEST DATE" means for the financial covenants set forth in Exhibit IV, subsection (s), the last day of each fiscal quarter included within any period set forth in the table set forth for such covenant. Compliance with such covenants shall be tested, as of each Test Date, on the date on which financial statements pursuant to SECTION 9.01(a) or (b) of the Credit Agreement have been, or should have been, delivered for the applicable fiscal period.

              "TOTAL DEBT" means, at any date, the aggregate amount of Debt of Atrium and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

              "TOTAL LEVERAGE RATIO" means, for any Test Date, the ratio of (x) the sum of Total Debt at such Test Date, excluding any debt incurred by any Company in connection with a financing pursuant to any Permitted Receivables Transaction which is outstanding at such Test Date to (y) Consolidated EBITDA for the Measurement Period ended on or immediately prior to such Test Date

              "TOTAL RESERVE" means the Adjusted Total Reserve Percentage MULTIPLIED BY the Net Investment at such time.

              "TOTAL RESERVE PERCENTAGE" means the sum of (i) Loss Reserve Percentage and (ii) Dilution Reserve Percentage.

              "TRANCHE A TERM LOAN NOTES" means the promissory notes provided for by SECTION 2.08(a)(ii) of the Credit Agreement and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

              "TRANCHE B TERM LOAN NOTES" means the promissory notes provided for by SECTION 2.08(A)(III) of the Credit Agreement and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

              "TRANCHE C TERM LOAN NOTES" means the promissory notes provided for by SECTION 2.08(A)(IV) of the Credit Agreement and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

              "TRANSACTION DOCUMENTS" means the Agreement, the Fee Letter, the Purchase and Sale Agreement, the Lock-Box Agreements, the Collection Account Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

              "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

              "UNMATURED PURCHASE AND SALE TERMINATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

              "UNMATURED TERMINATION EVENT" means an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

              "UNUTILIZED REVOLVING CREDIT COMMITMENTS" means, for any Revolving Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time and (iii) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

              "WING ASSET SALE" means the disposition of certain assets related to Atrium's residential door business pursuant to an asset purchase agreement dated June 30, 2000 by and among Atrium, Wing Industries, Inc., a Texas corporation and subsidiary of Atrium, and Premdor Corporation, a Michigan corporation.

              "WORKING CAPITAL" means an amount determined for Atrium and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term Debt and the current portion of deferred tax assets or liabilities).

              "YIELD PERIOD" means, with respect to each Portion of Investment:

        (a) initially the period commencing on the date of any purchase pursuant to SECTION 1.2 and ending such number of days as the Agent shall select (subject to the proviso set forth in the fourth sentence of Section 1.2(a) of the Agreement), up to 90 days after such date; and

        (b) thereafter each period commencing on the last day of the immediately preceding Yield Period for such Portion of Investment and ending such number of days (not to exceed 90 days) as the Agent (subject to the proviso set forth in the fourth sentence of Section 1.2(a) of the Agreement) shall select; PROVIDED, that

                (i) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                (ii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase pursuant to
        SECTION 1.2, such Yield Period shall be the day of such purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

                (iii) in the case of any Yield Period for any Portion of Investment which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Yield Period shall end on such Termination Date and the duration of each Yield Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Agent.

        OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES


        1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase under the Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Agent:

        (a) A counterpart of this Agreement and the other Transaction Documents duly executed by the parties thereto.

        (b) Certified copies of (i) the resolutions of the Board of Directors of each of the Seller, the Servicer and the Originators authorizing the execution, delivery, and performance by the Seller, the Servicer and the Originators of the Transaction Documents to which they are a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Seller, the Servicer and the Originators.

        (c) A certificate of the Secretary or Assistant Secretary of each of the Seller, the Servicer and the Originators certifying the names and true signatures of its officers authorized to sign the Agreement and the other Transaction Documents to which it is a party. Until the Agent receives a subsequent incumbency certificate from the Seller, the Servicer and the Originators in form and substance satisfactory to the Agent, the Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, the Servicer and the Originators, as the case may be.

        (d) Acknowledgment copies, or time-stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests of the Purchaser contemplated by the Agreement and other Transaction Documents.

        (e) Acknowledgment copies, or time-stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller or any Originator.

        (f) Completed UCC requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in SUBSECTION (e) above and all other effective financing statements filed in the jurisdictions referred to in SUBSECTION (e) above that name the Seller or any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent may request, showing no such liens on any of the Receivables, Contracts or Related Security.

        (g) Copies of executed (i) Lock-Box Agreements with the Lock-Box Banks and (ii) the Collection Account Agreement with the Collection Account Bank..

        (h) Favorable opinions of Paul, Hastings, Janofsky & Walker LLP, counsel for the Seller, in form and substance acceptable to the Agent and as to corporate, enforceability, UCC and such other matters as the Agent may reasonably request.

        (i) Favorable opinions of Paul, Hastings, Janofsky & Walker LLP, counsel for the Seller, substantially in form of any substance acceptable to the Agent and as to bankruptcy matters.

        (j) A pro-forma Servicer Report.

        (k) Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Sale Agreement and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements),
(ii) that each of the conditions precedent to the execution and delivery of the Purchase and Sale Agreement has been satisfied to the Agent's satisfaction, and
(iii) that the initial purchases under the Purchase and Sale Agreement have been consummated.

        (l) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings; including any such costs, fees and expenses arising under or referenced in
SECTION 5.4.

        (m) The Fee Letter between the Seller and the Agent contemplated by
SECTION 1.5.

        (n) Good standing certificates with respect to the Seller, the Originators and the Servicer issued by the Secretaries of State of the States of such Person's organization and principal place of business.

        (o) Such other approvals, opinions or documents as the Agent may reasonably request.

        2. CONDITIONS PRECEDENT TO ALL PURCHASES AND PAYMENTS. Each Payment of purchase price in respect of the Participation shall be subject to the further conditions precedent that:

        (a) in the case of each Payment (other than a Payment out of Collections pursuant to Section 1.4(b) (ii) and (iii), the Servicer shall have delivered to the Agent on or prior to such purchase, in form and substance satisfactory to the Agent, a completed Servicer Report;

        (b) on the date of such Payment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                (i) (A) the representations and warranties contained in EXHIBIT III and EXHIBIT VII (other than with respect to paragraph 2 of part C therein) are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date and (B) the Seller is not aware that (1) the Internal Revenue Service shall have filed notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any asset of the Seller or any Originator which has not been released within 10 Business Days or (2) the Pension Benefit Guaranty Corporation shall have filed notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Seller or any Originator, unless, in any case set forth in clause (1) or (2), above, such lien shall have been released prior to the date that any Payment is made under the Agreement following the imposition of such lien;

                (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

                (iii) the Participation shall not exceed 100%; and

             (iv) the Internal Revenue Service shall not have filed notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any asset of the Seller or any Originator which has not been released within 10 Business Days, and the Pension Benefit Guaranty Corporation shall not have filed notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Seller or any Originator, unless, in either case, such lien shall have been released prior to the date of such Payment.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES


         1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

            (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified unless any failure to be so qualified would be reasonably likely to have a Material Adverse Effect.

            (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Seller, (iii) do not contravene or result in a default under or conflict with (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property unless, in each case, such contravention, default or conflict could not reasonably be expected to have a Material Adverse Affect, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party other than those previously obtained or UCC filings.

            (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim; upon each purchase or reinvestment, the

                                      III-1

Purchaser shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Participation, in each Pool Receivable then existing or thereafter arising (other than any Pool Receivable that arises on or after the date following the Facility Termination Date when all Investment and other obligations of the Seller or Servicer hereunder and under the other Transaction Documents are paid in full) and in the Related Security and Collections and other proceeds, with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Purchaser in the items described in SECTION 1.2(D), and the Purchaser has a first priority perfected security interest in such items, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any Lock-Box Account is on file in any recording office, except those filed in favor of the Seller and the Purchaser pursuant to this Agreement and the other Transaction Documents and those relating to security interests that will be terminated or released on or prior to the Closing Date.

            (f) Each Servicer Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent in connection with the Agreement is or will be accurate in all material respects as of its date or as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact.

            (g) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in SECTION 1(b) of EXHIBIT IV.

            (h) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in SCHEDULE II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements. All Obligors have been directed to make all payments with respect to each Contract to a Lock-Box Account.

            (i) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority that could be reasonably be expected to have a Materially Adversely Effect.

            (j) No proceeds of any purchase or reinvestment will be used by the Seller for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U or X of the Federal Reserve Board.

            (k) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.


                                      III-2

            (l) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Participation or from the application of the proceeds therefrom, which constitutes a Termination Event or an Unmatured Termination Event.

            (m) The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

            (n) The Seller has complied with all of the material terms, covenants and agreements contained in the Agreement and the other Transaction Documents.

            (o) The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on SCHEDULE III and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to SECTION 1(l)(vii) of EXHIBIT IV.

            (p) Seller has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those which, in the aggregate, are not substantial in amount or those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Seller).

            (q) The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (r) The consolidated balance sheet of Atrium as at December 31, 2000, a copy of which has been furnished to the Agent, fairly presents the financial condition of Atrium, as at such date, and since the date of such balance sheet, there has been no material adverse change in the financial condition of the Seller or Atrium or the ability of the Seller or any Originator to perform their material obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

            (s) There is no pending action or proceeding or, to the Seller's knowledge, no threatened action or proceeding, affecting the Seller, Servicer or any Originator before any Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect.

                                      III-3

         2. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:
            (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified unless any failure to be so qualified would not have a Material Adverse Effect.

            (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Servicer, (iii) do not contravene or result in a default under or conflict with (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or
(4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, unless in each case such continuation, default or conflict could not reasonably be expected to have a Material Adverse Effect, and (iv) with respect to the Servicer, do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party, other than those previously obtained.

            (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) The consolidated balance sheets of the Servicer and its subsidiaries as at December 31, 2000, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Servicer and its subsidiaries, as at such date, and since December 31, 2000, no event has occurred that has had, or could be reasonably expected to have, a Material Adverse Effect.

                                      III-4

            (f) There is no pending action or proceeding or, to the Servicer's knowledge, no threatened action or proceeding, affecting the Servicer before any Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect.

            (g) The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

            (h) Each Servicer Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact.

            (i) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority that could reasonably be expected to have a Materially Adversely Effect.

            (j) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.

            (k) No event has occurred and is continuing, or would result from a Payment in respect of the Participation or from the application of the proceeds therefrom, which constitutes a Termination Event or an Unmatured Termination Event.

                                      III-5

                                   EXHIBIT IV

                                    COVENANTS


         COVENANTS OF THE SELLER AND THE SERVICER. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Participation shall be outstanding or the date all other amounts owed by the Seller or Servicer under the Agreement to the Purchaser, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

            (a) COMPLIANCE WITH LAWS, ETC. Each of the Seller and the Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not adversely affect the collectibility of the Receivables or the enforceability of any related Contract or materially adversely affect the ability of the Seller or the Servicer to perform its obligations under any related Contract or under the Agreement or any other Transaction Document.

            (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Seller (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, upon at least 30 days' prior written notice of a proposed change to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Purchaser in the Receivables and related items (including without limitation the items described in SECTION 1.2(d)) have been taken and completed and (ii) shall provide the Agent with at least 60 days' written notice prior to making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller or the Servicer on its behalf also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables in the ordinary course of business (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each Receivable).

            (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. Each of the Seller and the Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

            (d) OWNERSHIP INTEREST, ETC. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Participation, in the Pool Receivables and the Related Security and Collections and other proceeds with respect thereto, and a first priority perfected security interest in the items described in SECTION 1.2(d), in each case free and clear of any Adverse Claim, in favor of the Purchaser, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Purchaser under the Agreement as the Purchaser, through the Agent, may request.

            (e) SALES, LIENS, ETC. Except for retransfers of Receivables to the Originators in accordance with the Transaction Documents, the Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any item described in SECTION 1.2(d) (including without limitation the Seller's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this PARAGRAPH
(e).

            (f) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in the Agreement and the Credit and Collection Policy, neither the Seller nor the Servicer shall extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive in any material respect any term or condition of any related Contract.

            (g) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Neither the Seller nor the Servicer shall make any material change in the character of its business, or make any change in the Credit and Collection Policy that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or materially adversely affect the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement. Neither the Seller nor the Servicer shall make any material change in the Credit and Collection Policy without the prior written consent of the Agent.

            (h) AUDITS. Each of the Seller and the Servicer shall, at the Seller's or Servicer's expense, as applicable, at any time and from time to time (but, so long as no

Termination Event or Unmatured Termination Event has occurred and is continuing, not more than twice during any calendar year), during regular business hours, upon reasonable advance notice as requested by the Agent, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Servicer relating to Receivables and the Related Security, including, without limitation, the related Contracts and (ii) to visit the offices and properties of the Seller and the Servicer for the purpose of examining such materials described in CLAUSE (I) above, and to discuss matters relating to Receivables and the Related Security or the Seller's or Servicer's performance hereunder or under the Contracts with any of the officers, employees agents or contractors of the Seller or the Servicer having knowledge of such matters.

            (i) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. Neither the Seller nor the Servicer shall add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or the Servicer or payments to be made to any Lock-Box Account (or related post office box), unless the Agent shall have consented thereto in writing and the Agent shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

            (j) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller shall, or shall cause the Servicer to and the Servicer shall, (i) instruct all Obligors of Receivables originated by Atrium or any other Originator to make payments of such Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis) and
(ii) deposit, or cause to be deposited, any Collections of Pool Receivables (other than DE MINIMUS amounts, not to exceed (Five-Hundred Dollars) $500 at any time, with respect to any local deposit account existing on the Closing Date (other than any Lock-Box Account or the Collection Account) into which Collections are deposited prior to their transfer to a Lock-Box Account, and solely to cover returned items relating to such local deposit account) received by the Seller or the Servicer into Lock-Box Accounts not later than one Business Day (or, in the case of amounts received by the Seller or Servicer after 3:00 p.m. on any Business Day, the second Business Day following such receipt) after receipt thereof. Neither the Seller nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

            (k) MARKING OF RECORDS. At its expense, the Seller (or the Servicer on its behalf) shall mark its master data processing records relating to Pool Receivables and related Contracts, with a legend or other notation evidencing that the undivided percentage ownership interests with regard to the Participation related to such Receivables and related Contracts have been sold in accordance with the Agreement.

            (l) REPORTING REQUIREMENTS. The Seller (or the Servicer on its behalf) shall provide to the Agent (in multiple copies, if requested by the Agent) the following:

                (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Seller and Atrium (separately for each), consolidated balance sheets of the Seller and Atrium, respectively, and their respective subsidiaries as of the end of such quarter and statements of operations, cash flows and shareholders' equity of the Seller and Atrium, respectively, and their respective subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller and Atrium as applicable, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition, results or operations and cash flows of such Person in accordance with generally accepted accounting principles, consistently applied, as of the end of, and for, such period (subject to normal year-end audit adjustments), as applicable;

                (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller and Atrium (separately for each), consolidated statements of operations, cash flows and stockholder' equity of Seller and Atrium, respectively, and their respective subsidiaries for such year and the related consolidated balance sheet of Seller and Atrium, respectively, and their respective subsidiaries as at the end of such year, accompanied by an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial conditions, results or operations and cash flows of Seller and Atrium as applicable and their respective subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principals consistently applied;

                (iii) as soon as available and in any event not later than each Monday of each calendar week (or if such day is not a Business Day, the next Succeeding Business Day), a report, substantially in the form of the Servicer Report described in the next paragraph, summarizing the Receivables activity pertinent to the transactions contemplated by the Transaction Documents since the last such report.

                (iv) as soon as available and in any event not later than the Servicer Report Date, a Servicer Report as of the calendar month ended immediately prior to such Servicer Report Date;

                (v) as soon as possible and in any event within two Business Days after an officer of the Seller or Servicer obtains knowledge of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller or Servicer setting forth details of such Termination Event or event and the action that the Seller or Servicer has taken and proposes to take with respect thereto;

                (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer;

                (vii) at least thirty days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                (viii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller, the Servicer or any of their respective Affiliates as the Agent may from time to time reasonably request;

                (ix) promptly after a Responsible Officer of the Seller or Servicer obtains notice or knowledge thereof, notice of any litigation, investigation or proceeding which may exist at any time between the Seller or the Servicer, on the one hand, and any other Person if not cured or if adversely determined, as the case may be, would be reasonably expected to have a material adverse effect on the business, operations, property or financial or other condition of the Seller, any Originator or the Servicer, as the case may be; and

                (x) promptly after a Responsible Officer of the Seller obtains knowledge thereof upon the public disclosure thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, any Originator or the Servicer.

            (m) SEPARATE CORPORATE EXISTENCE. Each of the Seller and the Servicer hereby acknowledges that Purchaser and the Agent are entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Servicer, Atrium and the Originators. Therefore, from and after the date hereof, the Seller and the Servicer shall take all reasonable steps to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Servicer, Atrium, the Originators and any other Person, and is not a division of Servicer, Atrium or the Originators or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in PARAGRAPH (a) of this EXHIBIT IV, the Seller and the Servicer shall take such actions as shall be required in order that:

                (i) The Seller will be a limited purpose corporation whose sole activities are restricted in its certificate of incorporation to purchasing Receivables from the Originators, entering into agreements for the servicing of such Receivables, selling undivided interests in such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary purpose;

                (ii) Not less than one member of Seller's Board of Directors (the "INDEPENDENT DIRECTORS") shall be individuals who are not (except as members of Seller's Board of Directors) direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of Seller, Servicer or any Originator or any of their respective Affiliates. The Seller's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors' fiduciary duty shall be to the Seller (and its creditors) and not to the Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this CLAUSE (II) or any individual who has any other type of professional relationship with Seller, Servicer or any Originator or any of their respective Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

                (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for any Originator or any Affiliate thereof;

                (iv) Any employee, consultant or agent of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided herein in respect of the Servicer's Fee. The Seller will engage no agents other than a servicer for the Receivables, which servicer will be fully compensated for its services to the Seller by payment of the Servicer's Fee;

                (v) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service its Receivables. The Seller will pay the Servicer a monthly fee based on the level of Receivables being managed by the Servicer. The Seller will not incur any material indirect or overhead expenses for items shared between the Seller and the Originators or any Affiliate thereof which are not reflected in the Servicer's Fee or otherwise appropriately allocated between such Persons based on usage in accordance with the next sentence. To the extent, if any, that the Seller and the Originators or any Affiliate thereof share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Atrium shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

                (vi) The Seller's operating expenses will not be paid by any Originator or any Affiliate thereof unless the Seller shall have agreed in writing with such Person promptly to reimburse such Person for any such payments;

                (vii) The Seller will have its own separate mailing address and stationery;

                (viii) The Seller's books and records will be maintained separately from those of Servicer, Atrium and the Originators or any respective Affiliate thereof;

                (ix) Any financial statements of Servicer, Atrium, any Originator or any respective Affiliate thereof which are consolidated to include the Seller will contain detailed notes clearly stating that the Seller is a separate corporate entity and has sold ownership interests in the Seller's accounts receivable;

                (x) The Seller's assets will be maintained in a manner that identifies and segregates them from those of Servicer, Atrium, the Originators and any of their respective Affiliates;

                (xi) The Seller will strictly observe corporate formalities in its dealings with the Servicer, Atrium, the Originators and any respective Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Servicer, Atrium, the Originators or any respective Affiliate thereof. The Seller shall not maintain joint bank accounts or other depository accounts to which Servicer, Atrium, the Originators or any respective Affiliate thereof (other than Atrium in its capacity as Servicer) has independent access. None of the Seller's funds will at any time be pooled with any funds of Servicer, Atrium, the Originators or any respective Affiliate thereof;

                (xii) The Seller shall pay to the Originators the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Seller and any Affiliate thereof, but the Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to Servicer, Atrium, the Originators or any respective Affiliate thereof; and

                (xiii) The Seller will maintain arm's length relationships with Servicer, Atrium, the Originators and any respective Affiliate thereof and, except as contemplated by the Transaction Documents, will have no other dealings, contractual, financial or otherwise, among themselves. Any Originator or any Affiliate thereof that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services (except in the case of any Originator acting as a Sub-Servicer whose fee is payable by the Servicer out of the Servicing Fee). Neither the Seller nor any Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

            (n) MERGERS, ACQUISITIONS, SALES, ETC.

                (i) The Seller shall not:

                (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;

                (B) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or

                (C) create any direct or indirect Subsidiary or otherwise
            acquire direct or indirect ownership of any equity interests in any other Person.

            (o) RESTRICTED PAYMENTS.

                (i) GENERAL RESTRICTION. Except in accordance with this SUBPARAGRAPH (II) below, the Seller shall not (A) purchase or redeem any shares of its capital stock,

         (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any Originator. Actions of the type described in this CLAUSE (i) are herein collectively called "RESTRICTED PAYMENTS".

                (ii) TYPES OF PERMITTED PAYMENTS. Subject to the limitations set forth in CLAUSE (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originators and only in one or more of the following ways:

                (A) Seller may make cash payments (including prepayments) on the
            Company Notes in accordance with their terms; and

                (B) if no amounts are then outstanding under the Company Notes, the Seller may declare and pay Dividends.

                (iii) SPECIFIC RESTRICTIONS. The Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to SECTIONS 1.4. Furthermore, the Seller shall not pay, make or declare:

                (A) any Dividend if, after giving effect thereto, Seller's
            Tangible Net Worth would be less than $15,000,000; or

                (B) any Restricted Payment (including any Dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

            (p) USE OF SELLER'S SHARE OF COLLECTIONS. The Seller shall apply its share of Collections to make payments in the following order of priority: FIRST, the payment of its expenses (including, without limitation, the obligations payable to Purchaser, the Affected Persons and the Agent under the Transaction Documents), SECOND, the payment of accrued and unpaid interest on the Company Notes, THIRD, the payment of the outstanding principal amount of the Company Notes, and FOURTH, other legal and valid corporate purposes.

            (q) AMENDMENTS TO CERTAIN DOCUMENTS.

                (i) The Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Sale Agreement, the Company Notes, any other document executed under the Purchase and Sale Agreement, the Collection Account Agreement, the Lock-Box Agreements or the Seller's certificate of incorporation or by-laws or any other Transaction Document to which it is a party, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the advance written consent of the Agent.

                (ii) The Seller shall not enter into or otherwise become bound after the Closing Date by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

            (r) INCURRENCE OF INDEBTEDNESS. The Seller shall not (i) create, incur or permit to exist, any indebtedness or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for indebtedness incurred pursuant to the Company Notes or incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

            (s) FINANCIAL COVENANTS.

                             (i) MAXIMUM TOTAL LEVERAGE RATIO. (A) With regard
to the Servicer (on a consolidated basis), the Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:


            PERIOD                         RATIO
           --------                       -------

            7/31/01-9/30/01                5.50x

            10/1/01-9/30/02                5.00x

            10/1/02-9/30/03                4.50x

            10/1/03 and thereafter         4.00x



                (ii) MAXIMUM SENIOR LEVERAGE RATIO. (A) With regard to the Servicer (on a consolidated basis), the Senior Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:


            PERIOD                         RATIO
           --------                       -------
            7/31/01-9/30/01                3.00x

            10/1/01-9/30/02                2.75x

            10/1/02-9/30/03                2.50x

            10/1/03 and thereafter         2.25x

                (iii) MINIMUM INTEREST COVERAGE RATIO. With regard to the Servicer (on a consolidated basis) the Interest Coverage Ratio shall not, as of any Test Date, during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:



            PERIOD                         RATIO
           --------                       -------
            07/31/01 - 12/30/01            1.50x

            12/31/01 - 12/30/02            1.75x

            12/31/02 - 12/30/03            2.00x

            12/31/03 - 12/30/04            2.25x

            12/31/04 and thereafter        2.50x

                (iv) MINIMUM FIXED CHARGE COVERAGE RATIO. With regard to the Servicer (on a consolidated basis), the Fixed Charge Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:



            PERIOD                         RATIO
           --------                       -------

            7/31/01-9/30/01                1.05x

            10/1/01-9/30/02                1.10x

            10/1/02-9/30/03                1.20x

            10/1/03 and thereafter         1.30x


                (v) CAPITAL EXPENDITURES. The Servicer shall not permit the aggregate amount of Capital Expenditures made by it and its subsidiaries to exceed (a) $16.0 million in the aggregate for the fiscal year ended December 31, 2001, (b) $17.0 million in the aggregate for the fiscal year ended December 31, 2002, (c) $18.0 million for the fiscal year ended December 31, 2003, and (d) $20.0 million for any fiscal year thereafter; PROVIDED, HOWEVER, that (x) if the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year if the amount expended in such fiscal year would not exceed 125% of the amount permitted for such fiscal year (before any carryover) and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover.

                (vi) JUNE 30, 2001 TEST DATE. The Servicer shall not breach any of the financial covenants set forth in SECTION 9.11 of the Credit Agreement (as in effect on the date hereof) for the Test Date ended June 30, 2001.

                                    EXHIBIT V
                               TERMINATION EVENTS

         Each of the following shall be a "Termination Event":
                (a) The Servicer, any Originator or the Seller shall fail to make when due any payment or deposit to be made by it under the Agreement or any other Transaction Document and such failure shall continue unremedied for two or more Business Days; or
                (b) Atrium (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which Atrium (or such Affiliate) then has as Servicer; or
                (c) Any representation or warranty made or deemed made by the Seller, any Originator or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any information or report delivered by the Seller or the Servicer pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or
                (d) The Seller, any Originator or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in the Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the Seller, any Originator or Servicer, as applicable, has notice or knowledge thereof (or, with respect to a failure to deliver the Servicer Report pursuant to the Agreement, such failure shall remain unremedied for 2 Business Days); or
                (e) The Seller, Atrium or any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                (f) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof)
(i) cease to create, or the Participation shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Participation in each Pool Receivable and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in
SECTION 1.2(d), or the
 interest of the Purchaser with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or
                (g) The Seller, Atrium or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as such debts become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Atrium or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either (a) such proceeding shall remain undismissed or unstayed for a period of 60 days, or (b) in any such proceeding, there is entered an order for relief against, or the there is appointed a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property); or Seller, Atrium or any Originator shall take any corporate action to authorize any of the actions set forth above in this PARAGRAPH (g); or
                (h) As of the last day of any calendar month (i) the Default Ratio at such time shall exceed 6.5%, (ii) the arithmetic average for the most recent three calendar months of (A) the Default Ratios shall exceed 5.5%, (B) the Delinquency Ratios shall exceed 7.0% or (C) the Dilution Ratios shall exceed 6.0%, (iii) the arithmetic average for the most recent twelve calendar months of the Loss-to-Liquidation Ratios shall exceed 1.0%, and (iv) the senior implied rating assigned to Atrium debt by the Rating Agencies shall be, with regard to Standard & Poor's, no less than B, and with regard to Moody's, no less than B2.
                (i) The Participation shall exceed 100% and such condition shall continue unremedied for two Business Days; or
                (j) A Change in Control shall occur; or
                (k) The Internal Revenue Service shall file notice of a non de-minimus lien (or any other lien that is either with respect to claims in excess of $500,000 or could be reasonably expected to have a Material Adverse Effect) pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of Seller or any Originator and such lien or any other lien filed thereunder shall not have been released within thirty Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to
Section 4068 of ERISA with regard to any of the assets of Seller or any Originator and such lien shall not have been released within ten Business Days; or
                (l) Seller's Tangible Net Worth shall be less than $15,000,000.

                                   EXHIBIT VI
                                SPECIAL OBLIGORS


1.  Home Depot, Inc.            10% (so long as not below BBB+/Baa1, by S&P and
                             Moody's, respectively)
2.  Lowes Companies, Inc.       12% (so long as not below BBB+/Baa1, by S&P and
                             Moody's, respectively)
3.  Builders FirstSource, Inc.   4%

                                   EXHIBIT VII
             SUPPLEMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS
 In addition to the representations, warranties and covenants contained in the Exhibits III and IV of the Receivables Purchase Agreement, to induce the Purchaser and the Agent to enter into the Receivables Purchase Agreement and, in the case of Purchaser, to purchase the Participation, the Seller hereby represents, warrants, and covenants as follows:
         A. THE RECEIVABLES.
1. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Purchaser, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.
2. The Receivables constitute either "accounts," "general intangibles" or "tangible chattel paper" within the meaning of the applicable UCC.
3. CREATION. The Seller owns and has good and marketable title to the Receivables free and clear of any Adverse Claim.
4. PERFECTION. Seller has caused (and will cause each Originator to cause), within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from each Originator to the Seller pursuant to the Purchase and Sale Agreement, and the sale and security interest therein from the Seller to the Purchaser under the Agreement, to the extent that such collateral constitutes "accounts," "general intangibles," or "tangible chattel paper."
5. TANGIBLE CHATTEL PAPER. With respect to any Receivables that constitute "tangible chattel paper", if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause each Originator to cause), within ten days after the Closing Date, the filing of financing statements described in paragraph 4, above, each of which will contain a statement that: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Purchaser." The Receivables to the extent they are evidenced by "tangible chattel paper" do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Purchaser.
         B. THE LOCK-BOX ACCOUNTS AND THE COLLECTION ACCOUNT.
6. Each of the Lock-Box Accounts and the Collection Account constitute "deposit accounts" within the meaning of the applicable UCC.
7. CREATION. The Seller owns and has good and marketable title to the Lock-Box Accounts and the Collection Account free and clear of any Adverse Claim.
8. PERFECTION. The Seller has delivered to the Purchaser a fully executed Lock-Box Agreement relating to each Lock-Box Account and the Collection Account Agreement relating to the Collection Account, in each case, pursuant to which the applicable Lock-Box Bank and/or Collection Account Bank, as the case may be, has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions


                                      VII-1
         originated by the Agent (on behalf of the Purchaser) directing the disposition of funds in such Lock-Box Account or the Collection Account, as the case may be, without further consent by the Seller or the Servicer.
9. The Seller has established procedures such that any Permitted Investments purchased with funds (other than funds remitted to the Seller in accordance with Section 1.4 of this Agreement) withdrawn from the Lock-Box Accounts and/or the Collection Account will be either (i) credited to a "securities account" (within the meaning of the applicable UCC) over which the Purchaser will have a first priority perfected security interest, (ii) purchased in the name of the Purchaser, or (iii) held in another manner sufficient to establish the Purchaser's first priority perfected security interest over such Permitted Investments.
         C. PRIORITY.
10. Other than the transfer of the Receivables to Seller and Purchaser under the Purchase and Sale Agreement and this Agreement, respectively, and/or the security interest granted to the Seller and the Purchaser pursuant to the Purchase and Sale Agreement and this Agreement, respectively, neither Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or any Lock-Box Account, the Collection Account or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated. Neither the Seller nor any Originator has authorized the filing of, or is aware of any financing statements against either the Seller or such Originator that include a description of Receivables or any Lock-Box Account, the Collection Account or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by the Originators to Seller under the Purchase and Sale Agreement, (ii) relating to the security interest granted to Purchaser under this Agreement, or (iii) that has been released or terminated.
11. The Seller is not is aware of any judgment, ERISA or tax lien filings against either the Seller or any Originator.
12. Neither the Lock-Box Accounts nor the Collection Account are not in the name of any person other than the Seller or the Purchaser. Neither the Seller nor the Servicer has consented to any bank maintaining such accounts to comply with instructions of any person other than the Purchaser or the Agent on its behalf.
13. SURVIVAL OF SUPPLEMENTAL REPRESENTATIONS. Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Exhibit VII shall be continuing, and remain in full force and effect until such time as the Investment and all other obligations under the Agreement have been finally and fully paid and performed.
14. NO WAIVER. The parties to the Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Exhibit VII; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Exhibit VII, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any

                                      VII-2
         adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this
         Exhibit VII.
15. SERVICER TO MAINTAIN PERFECTION AND PRIORITY. In order to evidence the interests of Purchaser under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are reasonably requested by the Purchaser or the Agent) to maintain and perfect, as a first-priority interest, the Purchaser's security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Agent for the Agent's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Purchaser's security interest as a first-priority interest. The Agent's approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Purchaser where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Agent.

                                      VII-3

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY

                                  Schedule I-1

                                   SCHEDULE II
                       LOCK-BOX BANK AND LOCK-BOX ACCOUNT


LOCK-BOX BANK                                                  LOCK-BOX ACCOUNT

                                  Schedule II-1

                                  SCHEDULE III
                                   TRADE NAMES

                                 Schedule III-1

                                     ANNEX A
                           FORM OF LOCK-BOX AGREEMENT

                             [Letterhead of Seller]

                               LOCK-BOX AGREEMENT

                               ___________, 200__

[Name and Address of
Lock-Box Bank]
Gentlemen:

         Reference is made to our [lock-box](1/) account[s] no[s]. maintained with you (the "Account[s]"). Pursuant to a Receivables Purchase Agreement dated as of ______________, 200_ among [__], as Seller, [__], as Servicer, Fairway Finance Corporation, as purchaser together with its successors and assigns, in such capacity, the "Purchaser"), and BMO Nesbitt Burns Corp., as agent for the Purchaser (the "Agent"), we have assigned and/or may hereafter assign to the Purchaser one or more undivided percentage ownership interests in accounts, chattel papers, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account[s], and have granted to the Purchaser a security interest in such Receivables, the Account[s], amounts on deposit therein and related property. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account[s] with you.

         We hereby transfer exclusive ownership and control of the Account[s] to the Agent on behalf of the Purchaser, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice of such election. At all times during the term of this Agreement prior to your receipt of such Agent's Notice, you shall automatically and without notice to or consent from us or the Servicer transfer all funds received by you in the Accounts to [Collection Account Bank], Account No. [ ], ABA#[ ], (the "Collection Account") by wire transfer in same day funds within one day of its receipt thereof. You shall not, at any time during the term of this Agreement (whether before or after the date you receive any such Agent's Notice), honor any request or direction for withdrawal,
----------
(1/)  Delete in the case of direct wire transfer accounts.

                                    Annex A-1
payment, transfer or other instructions (collectively, "instructions") received from us or the Servicer and concerning the Account and, at no time during the term of this Agreement, shall we or the Servicer have any right or ability to access or withdraw or transfer funds from the Accounts.
         We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent as described above, to make all payments to be made by you out of or in connection with the Account[s] directly to the Collection Account in accordance with the immediately preceding paragraph, or otherwise in accordance with the instructions of the Agent.
         We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account[s], including, without limitation,
(a) the right to specify when payments are to be made out of or in connection with the Account[s] (it being understood that at all times during the term of this Agreement and prior to your receipt of Agent's Notice, all amounts received in the Accounts will be transferred to the Collection Account pursuant to the second paragraph of this Agreement, and (b) the right to require preparation of duplicate monthly bank statements on the Account[s] for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent.
         Notice from the Agent may be personally served or sent by Telex, facsimile or U.S. mail, certified return receipt requested, to the address, [Telex] or facsimile number set forth under your signature to this letter agreement (or to such other address, [Telex] or facsimile number as to which you shall notify the Agent in writing). If notice is given by [Telex] or facsimile, it will be deemed to have been received when the notice is sent [and the answerback is received (in the case of Telex)] or receipt is confirmed by telephone or other electronic means (in the case of facsimile). All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.
         By executing this letter agreement, you acknowledge and consent to the existence of the Agent's right to ownership and control of the Account[s] and the Purchaser's security interest in the Account[s] and amounts from time to time on deposit therein and agree that from the date hereof the Account[s] shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on the terms provided herein. The Account[s] [is/are] to be titled "[Name of Seller] and BMO Nesbitt Burns Corp. as the Agent for the Purchaser, its successors and assigns, as their interests may appear." Except as otherwise provided in this letter agreement, payments to the Account[s] are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account[s] shall continue to be payable by us as under the arrangements currently in effect.
         By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to [any of] the Account[s] or any funds from time to time therein. Except for your right to payment of your service charges

                                    Annex A-2
and fees and to make deductions for returned items, you shall have no rights in the Account[s] or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.
         You may terminate this letter agreement by cancelling the Account[s] maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Agent. Incoming [mail addressed to] [wire transfers to] the Account[s] received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
         No party to this Agreement shall institute or join any other person or entity in instituting against the Seller or the Purchaser any case pursuant to Title 1 of the United States Code, or any similar case under applicable state or federal law prior to the date which is one year and one day after all obligations of the Seller to the Purchaser have been paid in full (or, in the case of the Purchaser, after all commercial paper notes of the Purchaser have been paid in full).
         Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Agent at its address provided above and returning the other signed copy to us.

                                           Very truly yours,

                                           [NAME OF SELLER]


                                           By:
                                               --------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



                                           Acknowledged and agreed to
                                           as of the date first
                                           written above:

                                           BMO NESBITT BURNS CORP., as Agent


                                    Annex A-3

                                           By:
                                               --------------------------------
                                           Name:
                                           Title:

                                           By:
                                               --------------------------------
                                           Name:
                                           Title:

                                           115 S. LaSalle
                                           Chicago, Illinois 60603
                                           Attention: Scott Franklin
                                           Telephone: (312) 461-2929
                                           Facsimile: (312) 293-4908


                                    Annex A-4

                             [NAME OF LOCK-BOX BANK]


                                           By:
                                               --------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           Address for notice:

                                           Attention:
                                           Telex No.:
                                           (Answerback:)
                                           Telephone:
                                           Facsimile:

                                    Annex A-5

                                                                 EXHIBIT A to
                                                              Lock-Box Agreement


                            [BMO Nesbitt Burns Corp.]


[Name and Address
 of Lock-Box Bank]

         Re:   [Name of Seller]
               [LOCK-BOX](*/) ACCOUNT NO[s].    [AND    ]
               ----------- ------------------------------

Gentlemen:

         Reference is made to the letter agreement dated July [ ], 2001 (the "Letter Agreement") among [Name of Seller],[Name of Servicer] as Servicer, Fairway Finance Corporation (the "Purchaser"), the undersigned, as Agent and you concerning the above described [lock-box]* account[s] (the "Account[s]"). We hereby give you notice of our assumption of ownership and control of the Account[s] as provided in the Letter Agreement.

         We hereby instruct you to make all payments to be made by you out of or in connection with the ACCOUNT[s] [directly to the undersigned, at [our address set forth above], for the account of the Purchaser (account no.____)].
         [other instructions]


                                           Very truly yours,

                                           BMO NESBITT BURNS CORP., as Agent
                                           By:
                                                --------------------------------
                                           Name:
                                           Title:

                                           By:
                                               ---------------------------------

----------
(*/)   Delete in the case of direct wire transfer accounts.

                                    Annex A-6

                                           Name:
                                           Title:

                                           115 S. LaSalle
                                           Chicago, Illinois 60603
                                           Attention: Scott Franklin
                                           Telephone: (312) 461-2929
                                           Facsimile: (312) 293-4908


                                    Annex A-7

                                     ANNEX B

                           FORM OF NOTICE OF PURCHASE



                                    Annex B-1

                                     ANNEX C

                             FORM OF SERVICER REPORT



                                    Annex C-1

                                     ANNEX D
               GENERAL TERMS OF PERMITTED RECEIVABLES TRANSACTION

ORIGINATORS:      Atrium Companies, Inc. ("Atrium") and/or its' subsidiaries
TRANSFEROR:       A special purpose, bankruptcy remote entity,
                  Atrium Funding Corp., ("Atrium Funding" and the "SPC")
                  established solely for the purposes outlined in this
                  discussion term sheet. Atrium Funding will (i) satisfy certain criteria acceptable to the Agent designed to ensure that the assets and liabilities of SPC will not be substantively
                  consolidated with those of the Originators and (ii) purchase
                  Receivables and related property from the Originators in "true sale" transactions as described below.
SERVICER:         Atrium will provide its unconditional obligation to
                  act as Servicer to administer the Receivables on the Buyers'
                  behalf until the Receivables have been collected in full.
                  Provisions will be made for revocation of Atrium's role as
                  Servicer upon the occurrence of a servicer default.
SUB-SERVICERS:    TBD, if necessary.
FACILITY:         Purchases of an undivided ownership interests in a
                  revolving pool of domestic trade receivables ("Receivables") generated by the Originators and transferred to Atrium
                  Funding. The transfer between the Originators and Atrium
                  Funding will be characterized as legal true sales (discount of receivables at fair market value) supported by appropriate legal opinions to that effect.
                  The Originators will sell the Receivables in existence on the closing date and arising on each day thereafter to the SPC pursuant to Purchase and Sale Agreements. The SPC will then transfer Receivables to the Buyers pursuant to a Receivables
                  Purchase Agreement or incur debt secured by the Receivables.
BUYERS:           "To be named", a multi-seller asset backed
                  commercial paper conduit administered by "to be named", other multi-seller asset backed commercial paper conduits, collectively the
                  "Purchasers", and/or the respective Liquidity
                  Providers.

                                    Annex D-1

MAXIMUM
NET INVESTMENT:             $50,000,000
RPA TERM:                   The term of the underlying RPA will be three
                            years, subject to the availability of the supporting
                            liquidity facility.
OBLIGORS:                   A diversified pool of customers of the Originators.

SURETY PROVIDERS:           MBIA, or other AAA rated mono-line insurance company
                            will provide a 100% wrap on the facility, for the timely payment of interest and the ultimate payment of principal. The Surety Provider will also benefit from the overcollateralization provided by the transferor.

ADMINISTRATIVE
AGENT:   To be named.

LIQUIDITY PROVIDERS:        A1/P1 rated institutions.

LIQUIDITY                   TERM: The liquidity facilities provided by each
                            financial institution will be available on a committed basis for up to 364 days. The liquidity facility can be extended for additional periods not to exceed 364 days from the extension date upon the mutual consent of the Originator, Transferor, Buyers and the Liquidity Providers.




                                                     PURCHASE AND SALE AGREEMENT